EXHIBIT 10.1
                    MASTER LOAN AND INTER-CREDITOR AGREEMENT
                                      among
                         D.R. HORTON, INC., as Borrower;

                               NATIONSBANK, N.A.,
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                              FLEET NATIONAL BANK,
                                  BANK UNITED,
                                 COMERICA BANK,
                        CREDIT LYONNAIS NEW YORK BRANCH,
                       SOCIETE GENERALE, SOUTHWEST AGENCY,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                         PNC BANK, NATIONAL ASSOCIATION,
                      AMSOUTH BANK, BANK ONE, ARIZONA, NA,
                         FIRST AMERICAN BANK TEXAS, SSB,
                         HARRIS TRUST AND SAVINGS BANK,
                             SANWA BANK CALIFORNIA,
                   NORWEST BANK ARIZONA, NATIONAL ASSOCIATION
                                and SUMMIT BANK,
                                    as Banks;

                               NATIONSBANK, N.A.,
                     as Issuing Bank for Letters of Credit;

                      AMSOUTH BANK, BANK ONE, ARIZONA, NA,
                         PNC BANK, NATIONAL ASSOCIATION
                     and THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Co-Agents;

                           BANK UNITED, COMERICA BANK,
                        CREDIT LYONNAIS NEW YORK BRANCH,
                     and SOCIETE GENERALE, SOUTHWEST AGENCY,
                               as Managing Agents;

                  FLEET NATIONAL BANK, as Documentation Agent;

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                              as Syndication Agent;

                                       and
                   NATIONSBANK, N.A., as Administrative Agent

                           Dated as of April 21, 1998

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1     DEFINITIONS......................................................1

ARTICLE 2     LOANS AND LETTERS OF CREDIT.....................................18

    2.1       Extension of Credit.............................................18
    2.2       Manner of Borrowing and Disbursement Under Loans................19
    2.3       Interest on Loans...............................................21
    2.4       Issuance and Administration of Letters of Credit................21
    2.5       Fees and Commissions on Loans and Letters of Credit.............26
    2.6       Notes, Loan and Letters of Credit Accounts......................27
    2.7       Repayment of Loans and Letters of Credit........................28
    2.8       Manner of Payment...............................................28
    2.9       Application of Payments.........................................29

ARTICLE 3     INVENTORY AND FUNDING AVAILABILITY..............................31

    3.1       Loan Funding Availability.......................................31

ARTICLE 4     LOAN DISBURSEMENTS AND LETTERS OF CREDIT........................33

    4.1       Prior to the First Disbursement or Letter of Credit.............33
    4.2       Subsequent Disbursements and Letters of Credit..................35

ARTICLE 5     BORROWER'S COVENANTS, AGREEMENTS,
              REPRESENTATIONS AND WARRANTIES..................................36

    5.1       Payment.........................................................36
    5.2       Performance.....................................................36
    5.3       Additional Information..........................................36
    5.4       Quarterly Financial Statements and Other Information............36
    5.5       Compliance Certificates.........................................36
    5.6       Annual Financial Statements and Information; Certificate
                 of No Default................................................36
    5.7       Financial and Inventory Covenants...............................37
    5.8       Other Financial Documentation...................................38
    5.9       Payment of Contractors..........................................38
    5.10      Inspection and Appraisal........................................38
    5.11      Fees and Expenses...............................................38
    5.12      Hazardous Substances............................................38
    5.13      Insurance.......................................................39
    5.14      Litigation......................................................40
    5.15      Reportable Event................................................40
    5.16      Secured Indebtedness............................................40

ARTICLE 6     DEFAULT AND REMEDIES............................................41

    6.1       Defaults........................................................41
    6.2       Remedies........................................................44
    6.3       Waivers.........................................................45


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

    6.4       Cross-Default...................................................45
    6.5       No Liability of the Banks.......................................45

ARTICLE 7     THE ADMINISTRATIVE AGENT........................................46

    7.1       Appointment and Authorization...................................46
    7.2       Delegation of Duties............................................46
    7.3       Interest Holders................................................47
    7.4       Consultation with Counsel.......................................47
    7.5       Documents.......................................................47
    7.6       Administrative Agent and Affiliates.............................47
    7.7       Responsibility of the Administrative Agent......................47
    7.8       Action by Administrative Agent..................................48
    7.9       Notice of Default or Event of Default...........................48
    7.10      Responsibility Disclaimed.......................................49
    7.11      Indemnification.................................................49
    7.12      Credit Decision.................................................50
    7.13      Successor Administrative Agent..................................50
    7.14      Syndication Agent...............................................50
    7.15      Documentation Agent.............................................51
    7.16      Co-Agents.......................................................51

ARTICLE 8     GENERAL CONDITIONS..............................................51

    8.1       Benefit.........................................................51
    8.2       Assignment......................................................51
    8.3       Amendment and Waiver............................................52
    8.4       Additional Obligations and Amendments...........................53
    8.5       Consideration of Renewal........................................53
    8.6       Terms...........................................................53
    8.7       Governing Law and Jurisdiction..................................54
    8.8       Publicity.......................................................54
    8.9       Attorneys' Fees.................................................54
    8.10      Mandatory Arbitration...........................................55
    8.11      Invalidation of Provisions......................................56
    8.12      Execution in Counterparts.......................................56
    8.13      Captions........................................................56
    8.14      Notices.........................................................56
    8.15      Final Agreement.................................................62




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                                    EXHIBITS


Exhibit A  -  Form of Acquisition Carve Out Notice
Exhibit B  -  Commitment Ratios
Exhibit C  -  Form of Inventory Summary Report
Exhibit D  -  Form of Operational Carve Out Notice
Exhibit E  -  Form of Request for Advance
Exhibit F  -  Form of Request for Issuance of Letter of Credit
Exhibit G  -  Form of Letter of Credit Application
Exhibit H  -  Form of Quarterly Compliance Certificate
Exhibit I  -  Form of Assignment and Assumption Agreement



                                    SCHEDULES

Schedule 1.13  -  Multi-Level Pricing Grid/Fees
Schedule 1.55  -  Guarantors
Schedule 1.68  -  Prior Letters of Credit




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                    MASTER LOAN AND INTER-CREDITOR AGREEMENT


         THIS MASTER LOAN AND INTER-CREDITOR AGREEMENT (this "Agreement") dated as of the 21st day of April, 1998, is entered into by and among D.R. HORTON, INC., a Delaware corporation; NATIONSBANK, N.A., BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, FLEET NATIONAL BANK, BANK UNITED, COMERICA BANK, THE FIRST NATIONAL BANK OF CHICAGO, CREDIT LYONNAIS NEW YORK BRANCH, PNC BANK, NATIONAL ASSOCIATION, AMSOUTH BANK, BANK ONE, ARIZONA, NA, SOCIETE GENERALE, SOUTHWEST AGENCY, FIRST AMERICAN BANK TEXAS, SSB, HARRIS TRUST AND SAVINGS BANK, SANWA BANK CALIFORNIA, NORWEST BANK ARIZONA, NATIONAL ASSOCIATION and SUMMIT BANK, as banks; NATIONSBANK, N.A., as issuing bank for letters of credit; BANK UNITED, COMERICA BANK, CREDIT LYONNAIS NEW YORK BRANCH, THE FIRST NATIONAL BANK OF CHICAGO and PNC BANK, NATIONAL ASSOCIATION, as co-agents; FLEET NATIONAL BANK, as documentation agent; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as syndication agent for the Banks; and NATIONSBANK, N.A., as administrative agent for the Banks and the Issuing Bank.

         IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned, the undersigned hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement, the words and phrases set forth below shall have the following meanings:

         1.1 Acquisition. Whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method, (a) any acquisition by the Borrower or any of its Restricted Subsidiaries of Inventory, (b) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become a


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Subsidiary  of the  Borrower  or  any  such  Restricted  Subsidiary  or (c)  any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

         1.2 Acquisition Carve Out Notice. The written notice by the Borrower in substantially the form of Exhibit A attached hereto, delivered to the Administrative Agent and the Banks not later than the end of the fiscal quarter following the fiscal quarter in which an Acquisition is consummated notifying such Persons of the election by the Borrower to initiate a Financial Covenant Carve Out as a result of such Acquisition. Contemporaneously with the delivery of an Acquisition Carve Out Notice, the Borrower shall deliver to the Managing Agents a plan of action reflecting that the Borrower will be in compliance with the covenants set forth in Sections 5.7(a), (e) and (g) hereof on or prior to the last day of the applicable Financial Covenant Carve Out and failure to deliver such plan of action shall render such Acquisition Carve Out Notice ineffective.

         1.3 Acquisition Cost. If the subject Developed Lot or Land Parcel was purchased individually, the Acquisition Cost for such Developed Lot or Land Parcel shall be the actual purchase price and closing costs approved by the Administrative Agent and paid by the Borrower or its Restricted Subsidiaries for the acquisition of such individual Developed Lot or Land Parcel excluding Administrative Costs, together with all applicable Development Costs. If the subject Developed Lot or Land Parcel was part of a larger group of Developed Lots or Land Parcels, the Acquisition Cost for such Developed Lot or Land Parcel shall be the pro rata portion of the overall actual purchase price and closing costs approved by the Administrative Agent and paid by the Borrower and its Restricted Subsidiaries for the acquisition of such larger group of Developed Lots or Land Parcels allocable to the subject Developed Lot or Land Parcel excluding Administrative Costs, together with a pro rata portion of all applicable Development Costs.

         1.4 Acquisition Suspension Period. An Acquisition Suspension Period shall occur upon delivery by the Borrower to the Administrative Agent and the Banks of an Acquisition Carve Out Notice and shall continue until the earlier to occur of (a) the last day of the third fiscal quarter immediately following the fiscal quarter in which the Acquisition giving rise to such Acquisition Carve Out Notice was consummated, or (b) the last day of the Borrower's fiscal quarter in which the Leverage Ratio (determined in accordance with Section 5.7 hereof) exceeds 2.6 to 1.0. Notwithstanding the foregoing, the maximum Leverage Ratio as


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of the last day of each fiscal quarter during an Acquisition  Suspension  Period shall be 2.6 to 1.0, and failure to comply with such Leverage Ratio shall be an Event of Default.

         1.5 Adjusted Tangible Net Worth. With respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the sum of (a) Tangible Net Worth and (b) the lesser of (i) fifty percent (50%) of the aggregate principal amount of all subordinated debt of the Borrower and its Restricted Subsidiaries then outstanding and (ii) twenty percent (20%) of Tangible Net Worth.

         1.6 Administrative Agent. NationsBank, N.A., in its capacity as Administrative Agent hereunder.

         1.7 Administrative Costs. Costs and expenses incurred by the Borrower or its Restricted Subsidiaries in connection with (a) the marketing and selling of Inventory which is part of the Loan Inventory and (b) the administration, management and operation of the Borrower's and its Restricted Subsidiaries' businesses (excluding, without limitation, Interest Expense and fees payable hereunder).

         1.8 Advance or Advances. Amounts advanced by the Banks to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing or in connection with draws under Letters of Credit.

         1.9 Affiliate. Any Person (other than a Person whose sole relationship with the Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with the Borrower. For purposes of this definition, "control" when used with respect to any Person means the direct or indirect beneficial ownership of more than twenty percent (20%) of the voting securities or voting equity or partnership interests, of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         1.10     Agreement.  This Master Loan and Inter-Creditor Agreement.

         1.11 Agreement Date. The date as of which the Borrower, the Managing Agents, the Co-Agents, the Issuing Bank and the Banks execute this Agreement.


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         1.12  Applicable  Law.  In respect of any  Person,  all  provisions  of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         1.13 Applicable Margin. The interest rate margins set forth on Schedule
1.13 attached hereto applicable to the Base Rate determined based upon the Leverage Ratio for the fiscal quarter end being tested or the most recently completed fiscal quarter for which financial statements have been delivered or the Borrower's S&P/Moody's Rating, as applicable. The Applicable Margin shall be automatically adjusted as of the later to occur of the first day of the calendar month in which (a) the Borrower's quarterly compliance certificate is due or (b) the Borrower's quarterly compliance certificate is actually delivered. At all times during an Event of Default hereunder, the Applicable Margin shall be the Applicable Margins set forth at Level VI of Schedule 1.13. In the event that the Borrower qualifies for more than one level of pricing, the Applicable Margin shall be based upon the highest level (with Level I being the lowest level) for which the Borrower is qualified. The Applicable Margin from the Agreement Date until the first adjustment date as provided above will be based upon the Leverage Ratio for the most recently completed fiscal quarter of the Borrower prior to the Agreement Date.

         1.14 Authorized Signatory. With respect to the Borrower, such personnel of the Borrower as set forth in an incumbency certificate of the Borrower delivered to the Administrative Agent on the Agreement Date (or any duly executed incumbency certificate delivered after the Agreement Date) and certified therein as being duly authorized by the Borrower to execute documents, agreements, and instruments on behalf of the Borrower.

         1.15 Available Letter of Credit Commitment. As of any date of determination, the Letter of Credit Commitment less all then outstanding Letter of Credit Obligations.

         1.16 Available Loan Commitment. As of any date of determination, an amount equal to the lesser of (a) the Loan Commitment or (b) (i) the Loan Funding Availability less (ii) the sum of (A) the principal amount of the Loans then outstanding, (B) all unreimbursed draws under any Letter of Credit and (C) the then outstanding principal balances of all other Unsecured Indebtedness.


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         1.17  Banks.  NationsBank,  N.A.;  Bank of America  National  Trust and
Savings Association; Fleet National Bank, Bank United, Comerica Bank, Credit Lyonnais New York Branch, Societe Generale, Southwest Agency, The First National Bank of Chicago, PNC Bank, National Association, AmSouth Bank, Bank One, Arizona, NA, First American Bank Texas, SSB, Harris Trust and Savings Bank, Sanwa Bank California, Norwest Bank Arizona, National Association and Summit Bank. An individual Bank is sometimes referred to as a "Bank."

         1.18 Base Rate. The lesser of (a)(i) the New York Federal Funds Rate plus (ii) the Applicable Margin or (b) (i) the Three-Month LIBOR plus (ii) the Applicable Margin.

         1.19     Borrower.  D.R. Horton, Inc., a Delaware corporation.

         1.20 Business Day. A day on which none of the Banks are authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in Atlanta, Georgia.

         1.21 Change of Control. Either (i) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Borrower and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary of the Borrower), provided that a transaction where the holders of all classes of Common Equity of the Borrower immediately prior to such transaction own, directly or indirectly, 50% or more of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (ii) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Borrower or Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton, or any trust or other entity formed or controlled by Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton)) becomes the "beneficial owner" (as defined in Rule 13d-8 under the Exchange Act) of Common Equity of the Borrower representing more than 50% of the voting power of the Common Equity of the Borrower; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Borrower; or (iv) the stockholders of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower, provided that a liquidation or dissolution of the Borrower which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.


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         1.22 Change of Management. Donald R. Horton shall cease to serve either as (a) Chairman of the Board of Directors of the Borrower or (b) President or other chief executive officer of the Borrower.

         1.23 Closed Sales. For any calculation period, sales of Developed Lots containing Dwellings which have been closed by the Borrower and all Restricted Subsidiaries. Closed Sales shall include Developed Lots containing Dwellings owned by any Person which is or becomes a Restricted Subsidiary before or after the Agreement Date for which sales have closed during the applicable calculation period. Closed Sales shall include closings attributable to acquisitions by the Borrower and/or by its Restricted Subsidiaries or when substantially all assets owned by any Person were acquired by the Borrower and/or Restricted Subsidiaries before or after the Agreement Date.

         1.24 Co-Agents. AmSouth Bank, Bank One, Arizona, NA, PNC Bank, National Association and The First National Bank of Chicago, in their capacities as Co-Agents hereunder.

         1.25     Code.  The Internal Revenue Code of 1986, as amended.

         1.26 Commitments. The aggregate amount of the Loan Commitment and the Letter of Credit Commitment.

         1.27 Commitment Ratios. The percentages in which the Banks are severally bound to satisfy any of the Loan Commitment, the Letter of Credit Commitment or the Commitments as set forth on Exhibit B attached hereto and incorporated herein.

         1.28 Common Equity. With respect to any Person, capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

         1.29 Construction Costs. All costs accepted by the Administrative Agent actually incurred by the Borrower or its Restricted Subsidiaries with respect to the construction of a Dwelling as of the date of determination by the


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Administrative  Agent,  excluding (a) projected costs and costs for materials or labor not yet delivered to, provided to or  incorporated  into such Dwelling and
(b) Administrative Costs.

         1.30 Continental Homes Merger. The merger of the Borrower with Continental Homes Holding Corp., a Delaware corporation.

         1.31 Continental Homes Merger Date. The date on which the Continental Homes Merger is consummated.

         1.32 Continuing Director. A director who either was a member of the board of directors of the Borrower on the Agreement Date or who became a director of the Borrower subsequent to such date and whose election, or nomination for election by the Borrower's stockholders, was duly approved by a majority of the Continuing Directors on the board of directors of the Borrower at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Borrower on behalf of the entire board of directors of the Borrower in which such individual is named as nominee for a director.

         1.33 Default. Any of the events specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         1.34 Default Rate. A simple per annum interest rate equal to the sum of the Base Rate, plus two hundred basis points (2.00%).

         1.35 Developed Lots. Subdivision lots owned by the Borrower or its Restricted Subsidiaries, subject to a recorded plat, which the Borrower has designated and the Administrative Agent has accepted to be included and are included as "Developed Lots" in the calculation of the Loan Funding Availability (exclusive of any Dwelling Lot). An individual Developed Lot is sometimes referred to herein as a "Developed Lot."

         1.36 Development Costs. All costs accepted by the Administrative Agent and actually incurred by the Borrower and its Restricted Subsidiaries with respect to the development of a Land Parcel into a Developed Lot or Developed Lots as of the date of determination by the Administrative Agent, excluding (a) projected costs and costs for materials or labor not yet delivered to, provided to or incorporated into such parcel of land and (b) Administrative Costs.


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         1.37  Documentation  Agent.  Fleet  National  Bank,  in its capacity as
Documentation Agent hereunder.

         1.38 Dwelling. A house which the Borrower or any Restricted Subsidiary has constructed or is constructing on a Developed Lot which has been designated as a Dwelling Lot.

         1.39 Dwelling Lots. Developed Lots with Dwellings which the Borrower or any Restricted Subsidiary has designated and the Administrative Agent has accepted to be included and are included as "Dwelling Lots" in the calculation of the Loan Funding Availability. The term "Dwelling Lot" includes the Dwelling located thereon. An individual Dwelling Lot is sometimes referred to herein as a "Dwelling Lot."

         1.40 EBITDA. With respect to the Borrower and all Restricted Subsidiaries, earnings for the preceding twelve (12) calendar months (including without limitation dividends from Unrestricted Subsidiaries including, without limitation, net income (or loss) of any Person that accrued prior to the date that such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries) before interest incurred, state and federal income taxes paid, franchise taxes paid and depreciation and amortization, all in accordance with GAAP plus, for the twelve
(12) calendar month period following the Continental Homes Merger Date, an amount not to exceed $15,000,000 (to adjust for costs associated with the Continental Homes Merger) plus non-cash write downs of any assets.

         1.41 ERISA. The Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         1.42 ERISA Affiliate. (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).


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         1.43 Event of Default.  Any event  specified  in Section 6.1 hereof and any other event which with any passage of time or giving of notice (or both) would constitute such event a Default.

         1.44    Exchange Act.  The Securities Exchange Act of 1934, as amended.

         1.45 Facility Fee. Those certain fees paid by the Borrower to the Banks pursuant to Section 2.5(b) hereof.

         1.46 Federal Funds Effective Rate. As of any date, the "Federal Funds Effective Rate" for each relevant month as published in the Federal Reserve Statistical Release H.15 (519), as published by the Board of Governors of the Federal Reserve System, or any successor publication published by the Board of Governors of the Federal Reserve System.

         1.47 Financial Covenant Carve Out. The Borrower's compliance with either Sections 5.7(a), (e) and (g) hereof during any Acquisition Suspension Period or with Section 5.7(a) hereof during any Operational Suspension Period shall be suspended; provided, however, that there shall be no more than one Financial Covenant Carve Out in any period of twelve (12) consecutive calendar months beginning with the month in which the Financial Covenant Carve Out was elected, and provided, further, however, that no Financial Covenant Carve Out shall commence unless the Borrower was in compliance with all covenants for not less than one full fiscal quarter immediately preceding any such Financial Covenant Carve Out Notice.

         1.48 Fixed Charges. The aggregate consolidated interest incurred of the Borrower and its Restricted Subsidiaries for the most recently completed four
(4) fiscal quarters for which results have been reported to the Banks.

         1.49 Force Majeure Delay. A delay to the development of a Lot Under Development or a delay to the construction of a Dwelling which is caused by fire, earthquake or other Acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, provided that the Borrower furnishes the Administrative Agent with written notice of any such delay within ten (10) days from the commencement of any such delay and provided that the period of the Force Majeure Delay shall not exceed the period of delay caused by such event.

         1.50 Funded Notes Payable. As of any date, the aggregate principal amounts then outstanding of all Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries, or any of them, in favor of any financial services providers or any seller of real property, including, without limitation, all pari passu public debt, subordinated debt or convertible debt of the Borrower and its Restricted Subsidiaries, or any of them.

         1.51 Funding Period. A period commencing on the day immediately following the date that the Loan Funding Availability is established pursuant to
Section 3.1(c) hereof by the Administrative Agent and ending on the date that the Loan Funding Availability next is established pursuant to Section 3.1(c) hereof by the Administrative Agent.

         1.52 GAAP. As in effect as of the Agreement Date, generally accepted accounting principles consistently applied.

         1.53 Governmental Authority. Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.54  Guaranty  or  Guaranteed.  As  applied to an  obligation  (each a
"primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

         1.55 Guarantors. Those Persons set forth on Schedule 1.55 attached hereto, together with each additional Restricted Subsidiary of Borrower as may from time to time deliver a Guaranty of the Loans and Letters of Credit which Guaranty is accepted by the Administrative Agent.

         1.56 Indebtedness. With respect to any specified Person, (a) all items, except items of (i) shareholders' and partners' equity, (ii) capital stock,
(iii) surplus, (iv) general contingency or deferred tax reserves, (v) liabilities for deposits and (vi) deferred income, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) all reimbursement obligations with respect to outstanding letters of credit.

         1.57 Indebtedness for Money Borrowed. With respect to any specified Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all Indebtedness of such Person upon which interest charges are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for real property or services (excluding trade payables and accruals incurred in the ordinary course of business), whether or not any such notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

         1.58 Interest Expense. In respect of any period, an amount equal to the sum of the interest incurred during such period based on a stated interest rate with respect to Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries on a consolidated basis.

         1.59 Inventory. All real and personal property, improvements and fixtures owned by the Borrower or the Restricted Subsidiaries, including but not limited to all Land Parcels, Lots Under Development, Development Lots and Dwelling Lots.

         1.60 Inventory Summary Report. The monthly written summary of the Loan Inventory, in substantially the form of Exhibit C attached hereto, to be prepared by the Borrower and submitted to the Administrative Agent in accordance with Section 3.1(c) hereof.

         1.61 Issuing Bank. NationsBank, N.A. (or any successor Issuing Bank appointed in accordance with the provisions of this Agreement), as issuer of the Letters of Credit.

         1.62 Land Parcels. Parcels of land owned by the Borrower or any of its Restricted Subsidiaries which are, as of the date of determination, not scheduled for commencement of development into Developed Lots during the twelve
(12) calendar months immediately following such date of determination and which the Borrower has designated as "Land Parcels". An individual Land Parcel is sometimes referred to as a "Land Parcel."

         1.63 Letter of Credit Banks. NationsBank, N.A., Bank of America National Trust and Savings Association and Fleet National Bank.

         1.64 Letter of Credit Commitment. The obligation of the Issuing Bank to issue Letters of Credit hereunder pursuant to the terms hereof in an aggregate face amount not to exceed $50,000,000 at any time outstanding.

         1.65 Letter of Credit Bank Commitment Ratio. The percentages in which the Letter of Credit Banks are severally bound to reimburse the Issuing Bank for draws under Letters of Credit pursuant to the terms hereof, as set forth on Exhibit B attached hereto and incorporated herein.

         1.66 Letter of Credit Obligations. At any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any Letters of Credit.

         1.67 Letter of Credit Reserve Account. An interest bearing account maintained by the Administrative Agent for the benefit of the Issuing Bank, the proceeds of which are maintained as cash collateral for the Letter of Credit

Obligations. The amount of funds in the Letter of Credit Reserve Account shall not exceed the then outstanding Letter of Credit Obligations, and any excess shall be applied as set forth in Section 2.9 hereof. All funds in the Letter of Credit Reserve Account shall be invested in such investments as the Administrative Agent, in its sole and absolute discretion, deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Letter of Credit Obligations. Upon satisfaction in full of all Letter of Credit Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.

         1.68 Letters of Credit. Letters of credit issued for the account of the Borrower to support obligations of the Borrower or any of its Affiliates, including but not limited to earnest money payments under option contracts, project completion performance or project maintenance (but not credit enhancement), including, without limitation, those Letters of Credit issued by the Issuing Bank prior to the Agreement Date and more fully described on
Schedule 1.68 attached hereto. An individual Letter of Credit is sometimes referred to as a "Letter of Credit."

         1.69 Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, the ratio of (a) the Net Funded Notes Payable of the Borrower and its Restricted Subsidiaries on a consolidated basis on such date to (b) Adjusted Tangible Net Worth of the Borrower and its Restricted Subsidiaries on a consolidated basis for the fiscal quarter end being tested.

         1.70 Lien. With respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

         1.71 Loan Commitment. The several obligations of the Banks to advance funds in the aggregate sum of up to $775,000,000 to the Borrower pursuant to the terms hereof as such obligations may be reduced from time to time pursuant to the terms hereof.

         1.72 Loan Documents. This Agreement, the Notes and any and all other documents evidencing the Notes or the Letters of Credit or executed in connection therewith as the same may be amended, substituted, replaced, extended or renewed from time to time.

         1.73 Loan Funding Availability. The amount of Unsecured Indebtedness and unreimbursed draws under Letters of Credit which the Borrower may incur as established pursuant to Section 3.1 hereof, at any applicable time, by the Administrative Agent based on the Loan Inventory.

         1.74 Loan Inventory. Lots Under Development, Developed Lots and Dwelling Lots which are not encumbered by a Lien or Liens (other than any Permitted Encumbrance) and which have been designated by the Borrower and accepted by the Administrative Agent as "Loan Inventory" to be utilized for the purpose of calculating the Loan Funding Availability.

         1.75 Loans. Collectively, amounts advanced by the Banks to the Borrower under the Loan Commitment pursuant to the terms of this Agreement and evidenced by the Notes.

         1.76 Lots Under Development. Land Parcels which are, as of the date of determination, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within twelve (12) calendar months after the date of determination, and which the Borrower has designated and the Administrative Agent has accepted to be included and are included as "Lots Under Development" in the calculation of the Loan Funding Availability. An individual Lot Under Development is sometimes referred to as a "Lot Under Development."

         1.77 Majority Banks. At any time, Banks the total of whose Commitment Ratios with respect to the Commitments exceeds fifty percent (50%) of the aggregate Commitment Ratios with respect to the Commitments of Banks entitled to vote hereunder.

         1.78 Managing Agents. Bank United, Comerica Bank, Credit Lyonnais New York Branch and Societe General, Soutwest Agency, in their capacities as Managing Agents.

         1.79 Maturity Date. April 21, 2002, or such earlier date as payment of the Loans and the Letter of Credit Obligations shall be due (whether by acceleration or otherwise) as the same may be extended under Section 8.5 hereof.

         1.80 Models. A Dwelling Lot containing a dwelling unit which is designated by the Borrower as a model unit for use in marketing and promoting the sale of Dwelling Lots.

         1.81 Moody's Rating. At any time, with respect to any Person, the rating in effect at such time assigned by Moody's Investors Service, Inc. for the long term senior unsecured debt of such Person.

         1.82 Net Funded Notes Payable. As of any date, Funded Notes Payable on such date minus the Borrower's and the Restricted Subsidiaries' unrestricted cash and cash equivalents on such date in excess of $15,000,000.

         1.83 Net Total Liabilities. At any time, Total Liabilities of the Borrower and its Restricted Subsidiaries less cash and cash equivalents of the Borrower and its Restricted Subsidiaries.

         1.84 New York Federal Funds Rate. For any day, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

         1.85 Notes. The promissory notes by the Borrower one each in favor of each of the Banks evidencing such Bank's pro rata share of the Loans, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes. An individual Note held by a Bank is sometimes referred to as a "Note." The combined face amount of the Notes may not exceed SEVEN HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($775,000,000.00).

         1.86 Obligations. (a) All payment and performance obligations of the Borrower and all other obligors to the Banks, the Issuing Bank and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Borrower is obligated to pay pursuant to the Loan Documents to, or on behalf of, the Banks, the Issuing Bank, the Co-Agents and the Managing Agents, or any of them, which they may suffer by reason of a breach by any of the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         1.87 Operational Carve Out Notice. The written notice by the Borrower in substantially the form of Exhibit D attached hereto delivered to the Administrative Agent and the Banks within sixty (60) days from the end of the fiscal quarter for which this election is made notifying such Persons of the election by the Borrower to initiate a Financial Covenant Carve Out as a result of normal operational performance. Contemporaneously with the delivery of an Operational Carve Out Notice, the Borrower shall provide to the Managing Agents a plan of action reflecting that the Borrower will be in compliance with Section 5.7(a) hereof on or prior to the last day of the applicable Financial Covenant Carve Out, and the failure to deliver such plan of action shall render such Operational Carve Out Notice ineffective.

         1.88 Operational Suspension Period. An Operational Suspension Period shall occur upon delivery by the Borrower to the Administrative Agent and the Banks of an Operational Carve Out Notice and shall continue until the earlier to occur of (a) the last day of the second fiscal quarter immediately following the fiscal quarter for which such Operational Carve Out Notice was delivered, or (b) the last day of the Borrower's fiscal quarter on which the Leverage Ratio is to be determined in accordance with Section 5.7 hereof, if on such date the Leverage Ratio (determined in accordance with Section 5.7 hereof) exceeds 2.5 to
1.0. Notwithstanding the foregoing, the maximum Leverage Ratio for the Borrower during an Operational Suspension Period shall be 2.5. to 1.0 at the end of each fiscal quarter of the Borrower, and failure to comply with such Leverage Ratio shall be an Event of Default.

         1.89 Overnight Federal Funds Rate. The rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

         1.90 Permitted Encumbrances. Liens, encumbrances, easements and other matters which (a) are in favor of the Managing Agents, the Co-Agents, the Banks and the Issuing Bank to secure the Obligations, (b) are on real estate for real estate taxes not yet delinquent, (c) are for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Borrower's books (but only so long as no foreclosure, distraint sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement), (d) are in favor of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet past due or being diligently contested in good faith (if adequate reserves are being maintained by the Borrower with respect thereto), (e) are incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, or (f) are easements, rights-of-way, restrictions or similar encumbrances on the use of real property which does not interfere with the ordinary conduct of business of the Borrower or materially detract from the value of such real property.

         1.91 Person. An individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.92 Plan. An employee benefit plan within the meaning of Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

         1.93 Reconciliation Date. Two (2) Business Days after the Borrower's receipt of notice from the Administrative Agent pursuant to Section 3.1(d) hereof that the outstanding principal balance of the Unsecured Indebtedness plus unpaid draws under Letters of Credit exceeds the Loan Funding Availability.

         1.94 Reportable Event. Shall have the meaning set forth in Section 4043(b) of ERISA.

         1.95 Request for Advance. Any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit E attached hereto. Each Request for Advance shall, among other things,
(a) specify the date of the Advance, which shall be a Business Day, (b) specify the amount of the Advance, (c) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and (d) state that all conditions precedent to the making of the Advance have been satisfied.

         1.96 Request for Issuance of Letter of Credit. Any certificate signed by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit F attached hereto, and shall, among other things, (a) specify the stated amount of the Letter of Credit, (b) specify the effective date for the issuance of the Letter of Credit (which shall be a Business Day),
(c) specify the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) specify the Person for whose benefit such Letter of Credit is to be issued, (e) specify other relevant terms of such Letter of Credit, (f) be accompanied by a completed letter of credit application substantially similar to Exhibit G attached hereto or otherwise in form and substance satisfactory to the Issuing Bank, and (g) state that there shall not exist, on the date of issuance of the requested Letter of Credit and after giving effect thereto, a Default or an Event of Default.

         1.97 Restricted Subsidiary. Any Subsidiary of the Borrower which has been designated as a Restricted Subsidiary by the Borrower and from which the Administrative Agent is required to receive a duly executed Subsidiary Guaranty, including, without limitation, the Guarantors.

         1.98 S&P Rating. At any time, with respect to any Person, the rating in effect at such time assigned by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., for the long term senior unsecured debt of such Person.

         1.99 S&P/Moody's Rating. At any time, with respect to any Person, the ratings in effect at such time assigned by Standard and Poor's Ratings Group, a division of McGraw Hill, and Moody's Investors Service, Inc. for the long term senior unsecured debt of such Person.

         1.100 Speculative Lot. Any Dwelling Lots having a fully or partially constructed dwelling unit thereon which Dwelling Lot is not subject to a bona fide contract for the sale of such Dwelling Lot to a third party, excluding Developed Lots containing Dwellings used as Models.

         1.101 Subsidiary. As applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise requires, "Subsidiaries" as used herein shall mean the Subsidiaries of the Borrower.

         1.102 Subsidiary Guaranty. A guaranty agreement in form and substance satisfactory to the Administrative Agent whereunder a Restricted Subsidiary guarantees the full and faithful payment and performance of all of the Obligations of the Borrower hereunder and under the other Loan Documents.

         1.103 Super-Majority Banks. At any time, Banks the total of whose Commitment Ratios with respect to the Commitments exceeds sixty-six and two thirds percent (66-2/3%) of the aggregate Commitment Ratios with respect to the Commitments of Banks entitled to vote hereunder.

         1.104 Syndication Agent. Bank of America National Trust and Savings Association, in its capacity as Syndication Agent hereunder.

         1.105 Tangible Assets. The difference between total assets of the Borrower and its Restricted Subsidiaries and all intangible assets of the Borrower and its Restricted Subsidiaries, all as determined in accordance with GAAP.

         1.106 Tangible Net Worth. With respect to the Borrower and its Restricted Subsidiaries, the net worth of the Borrower and its Restricted Subsidiaries, as defined under GAAP, less all "intangible assets" created by Acquisitions and operations subsequent to March 1, 1998. Any non-cash writedowns of assets after March 1, 1998 will flow through the income statement of the Borrower and its Restricted Subsidiaries such that its effect on net income will be included when determining the amount of net income when used to determine Tangible Net Worth.

         1.107 Third Party Notes Payable. With respect to the Borrower and its Restricted Subsidiaries, all Indebtedness for Money Borrowed other than (a) the

Obligations and publicly issued Indebtedness for Money Borrowed which is pari passu with the Obligations, (b) non-recourse Indebtedness, (c) Indebtedness owed to the seller of any Inventory acquired by the Borrower or its Restricted Subsidiaries, (d) Indebtedness which is structurally subordinate to the Obligations or which is convertible into equity at the option of the Borrower,
(e) Indebtedness for earnest money and (f) notes payable for insurance premiums and capitalized lease obligations.

         1.108 Three-Month LIBOR. As of any date of determination, a rate of interest per annum equal to the three (3) month London Interbank Offered Rate for deposits in United States dollars (rounded to two decimal places) in amounts comparable to the outstanding principal amount of the Loans then outstanding, which interest rate is set forth in the Wall Street Journal (Eastern Edition) on the next Business Day; provided, however, if more than one such offered rate appears in the Wall Street Journal (Eastern Edition), the applicable rate shall be the highest thereof.

         1.109 Total Liabilities. All items required by GAAP to be set forth as "liabilities" on the Borrower's and its Restricted Subsidiaries' consolidated balance sheet.

         1.110 Unrestricted Subsidiaries. Subsidiaries of the Borrower which are not Restricted Subsidiaries.

         1.111 Unsecured Indebtedness. Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries which is not secured in whole or in part by any Lien except Permitted Encumbrances (excluding capitalized lease obligations, notes payable for insurance premiums, non-recourse promissory notes for seller financing and promissory notes issued as earnest money for contracts).

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Majority Banks, except as provided in Section 8.3 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in
Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         All accounting terms used herein without definition shall be used as defined under GAAP as of the Agreement Date.


                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1 Extension of Credit . Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, the Banks agree, severally in accordance with their respective Commitment Ratios, and not jointly, to extend credit to the Borrower in an aggregate principal amount not to exceed $775,000,000 and the Issuing Bank agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not to exceed $50,000,000, all as provided below:

                  (a) The Loans. Subject to the terms and conditions of this Agreement and provided that there is no Default or Event of Default, the Banks agree, severally in accordance with their Commitment Ratios with respect to the Loan Commitment, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, prior to the Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the Available Loan Commitment. Advances under the Loan Commitment may be repaid and reborrowed from time to time on a revolving basis as set forth herein.

                  (b) The Letters of Credit. Subject to the terms and conditions of this Agreement and provided that there is no Default or Event of Default, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower pursuant to Section 2.4 hereof in an aggregate amount for the Borrower at any one time not to exceed the Available Letter of Credit Commitment.

                  (c) Use of Loan Proceeds. The Administrative Agent, the Banks and the Borrower agree that the proceeds of the Loans shall be used for general corporate purposes, including, without limitation, working capital support, home construction, lot acquisition, lot development, land acquisition, asset acquisitions and stock acquisitions.

         2.2      Manner of Borrowing and Disbursement Under Loans .

                  (a) Advances. The Borrower shall give the Administrative Agent irrevocable written notice for Advances under the Loans not later than 12:00 noon (Eastern time) on the day immediately preceding the date of the requested Advance in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Each Advance hereunder shall be in principal amounts of not less than $100,000 and in integral multiples of $100,000. Subsequent to the initial Advance of the Loans made on the Agreement Date, the Borrower may not request, in the aggregate, more than (i) two (2) Advances in any calendar month plus (ii) four (4) additional Advances in any twelve (12) calendar month period. In any event, the Borrower may not request, in the aggregate, more than twenty-eight (28) Advances in any twelve (12) calendar month period.

                  (b) Notification of Banks. Upon receipt of a Request for Advance or notice by telephone or telecopy, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the requested Advance, the date on which the Advance is to be made, the amount of the Advance and the amount of such Bank's portion of the applicable Advance based upon such Bank's Commitment Ratio in respect to such Loan. Each Bank shall, not later than 12:00 noon (Eastern time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

                  (c) Disbursement. Prior to 2:00 p.m. (Eastern time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Agreement, disburse the amounts made available to the Administrative Agent by the Banks in immediately available funds by (i) transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower, or (ii) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent or an affiliate of the

Administrative Agent. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Advance that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.2(b) hereof, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, without any obligation hereunder to do so, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent for the first two (2) days that such amount is not repaid, at the Overnight Federal Funds Rate, and, thereafter, at the Overnight Federal Funds Rate plus four percent (4%) per annum. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with all interest accrued thereon and on the same terms and conditions that would have applied to such Advance had such Bank funded its portion thereof. Any payments received by the Administrative Agent following such demand shall be applied in repayment of amounts owed to the Administrative Agent hereunder prior to any other application. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank. In the event that, at any time when this Agreement is not in Default, a Bank for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Bank has funded its portion of such Advance, or all other Banks have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Bank shall (i) be automatically deemed to have transferred to the Bank serving as Administrative Agent all of such non-funding Bank's right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) not be entitled to receive payments of principal, interest or fees from the Borrower in respect of such Advances which such Bank failed to make.

         2.3      Interest on Loans .

                  (a) Prior to Default. Interest on Loans shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed during each calendar month and shall be payable at a simple interest rate equal to the Base Rate times the principal balance outstanding from time to time under the Notes for the number of days such principal amounts are outstanding during such calendar month. Interest then outstanding shall be due and payable in arrears as provided in Section 2.7 hereof.

                  (b) Upon Default. Upon the occurrence and during the continuance of a Default, the Super-Majority Banks shall have the option (but shall not be required to give prior notice thereof to the Borrower to accelerate the maturity of the Loans or to exercise any other rights or remedies hereunder in connection with the exercise of this right) to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Default. Such interest shall be payable on the earliest of demand, the first (1st) Business Day of the next calendar month or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Super-Majority Banks) of the Default, (ii) agreement by the Super-Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

         2.4      Issuance and Administration of Letters of Credit .

                  (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Letter of Credit Banks, and in reliance on the agreements of the Letter of Credit Banks set forth in subsection (d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment, provided, however, that the Issuing Bank shall have no obligation to issue any Letter of Credit if a Default or Event of Default would be caused thereby; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed $50,000,000. Each Letter of Credit shall (1) be denominated in U.S. dollars, and (2) expire no later than the Maturity Date. A Letter of Credit may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal and provided further that the new expiration date does not extend beyond the Maturity Date. Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits and, to the extent not inconsistent therewith, the laws of the State of Georgia and shall be in a form reasonably acceptable to the Issuing Bank. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Letter of Credit Banks at least thirty (30) days prior to the date on which such notice of non-renewal is required to be delivered to the beneficiary of the applicable Letter of Credit pursuant to the terms thereof. The Borrower hereby agrees that upon the Maturity Date (whether by reason of acceleration or otherwise) at the request of the Administrative Agent, the Borrower shall deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby grants to the Administrative Agent (for itself and on behalf of the Issuing Bank) a security interest in all such cash. Upon receipt of the cash collateral referred to in the preceding sentence, the obligations of the Letter of Credit Banks under this Section 2.4 shall cease; provided that, if for any reason, all or any part of such cash collateral must be surrendered or disgorged by the Administrative Agent, then such obligations shall be automatically reinstated. The terms hereof shall govern the reimbursement obligation of the Borrower with respect to the Letters of Credit.

                  (b) The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (Eastern time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Article 4 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank on demand for normal and customary costs and expenses incurred by the Issuing Bank in effecting payment under, amending or otherwise administering the Letters of Credit.

                  (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Letter of Credit Bank, by telephone or telecopy, of the amount of the draw and, in the case of each Letter of Credit Bank, such Letter of Credit Bank's portion of such draw amount as calculated in accordance with its Letter of Credit Bank Commitment Ratio.

                  (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Letter of Credit Banks, and the Letter of Credit Banks hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in clauses (e) or (f) of Section 6.1 hereof, to make an Advance hereunder on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Letter of Credit Bank shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(c) hereof and its Letter of Credit Bank Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (e) or (f) of Section
6.1 hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses (e) or
(f) of Section 6.1 hereof shall have occurred, then each Letter of Credit Bank shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent, the Banks or the Letter of Credit Banks, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio, and each Letter of Credit Bank shall, notwithstanding such Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Letter of Credit Bank's participation (and the Issuing Bank shall deliver to such Letter of Credit Bank a loan participation certificate dated the date of the occurrence of such event and in the amount of such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section shall be subject to the terms and conditions of
Section 2.2(c) hereof. The obligation of each Letter of Credit Bank to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.4 shall be absolute and unconditional and no Letter of Credit Bank shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the Letter of Credit Banks. Any overdue amounts payable by any of the Letter of Credit Banks to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, for the first two (2) days of such non-payment, at the Overnight Federal Funds Rate, and, thereafter, at the Overnight Federal Funds Rate plus four percent (4%).

                  (e) The obligation of the Borrower to reimburse the Letter of Credit Banks for Advances made to reimburse the Issuing Bank for draws under any Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                         (i) Any lack of validity or enforceability of any Loan Document;

                        (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                       (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                        (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Bank or Letter of Credit Bank (other than the defense of payment to such Bank or Letter of Credit Bank in accordance with the terms of this Agreement) or any other Person (other than the Issuing Bank), whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                         (v) Any  statement  or any  other  documents  presented
         under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                        (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                       (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

                      (viii) Any irregularity in the underlying transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; or

                        (ix) Any other circumstances arising from causes beyond the control of the Issuing Bank.

                  (f) Each Letter of Credit Bank shall be responsible for its pro rata share (based on such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise, excluding, however, any such expenses incurred by the Issuing Bank as a result of the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under a Letter of Credit complies with the terms of the Letter of Credit. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Letter of Credit Bank shall thereupon pay to the Issuing Bank its pro rata share (based on such Letter of Credit Bank's Letter of Credit Bank Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Letter of Credit Banks of the Borrower's failure to pay; provided, however, that if the Borrower or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Letter of Credit Bank the amounts received from such Letter of Credit Bank hereunder. The Borrower hereby irrevocably requests the Letter of Credit Banks and the Letter of Credit Banks hereby severally agree subject to compliance with the terms and conditions hereof (other than as provided in Article 2 hereof with respect to the amounts of and the timing of requests for Advances hereunder), to make an Advance to the Issuing Bank, on behalf of the Borrower for reimbursement of expenses under this Section 2.4(f).

                  (g) The Borrower agrees that each Advance by the Letter of Credit Banks to reimburse the Issuing Bank for draws under any Letter of Credit or for expenses as provided in Section 2.4(f) hereof, shall be payable immediately on the date of such Advance and shall bear interest at the Base Rate until paid in full or at the Default Rate following the occurrence of a Default.

                  (h) The Borrower agrees that it will indemnify and hold harmless the Administrative Agent, the Issuing Bank, each Letter of Credit Bank and each other Bank and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or any such Bank in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or any such Bank for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, any such Letter of Credit Bank or such Bank, as the case may be, or any such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising solely out of a controversy among the Administrative Agent, the Issuing Bank, the Letter of Credit Banks and the Banks, or any of them. This Section 2.4(h) shall survive termination of this Agreement.

         2.5      Fees and Commissions on Loans and Letters of Credit.

                  (a) Administration Fee. The Borrower agrees to pay to the Administrative Agent, for its administrative services as administrative agent for the Banks and the Issuing Bank hereunder, a fee of $50,000.00 per annum. Such fee shall be due and payable on the Agreement Date and on each anniversary of the Agreement Date, and shall be fully earned when due and non-refundable when paid. In the event that following the payment of an annual administration fee, all obligations of the Borrower hereunder shall be fully and finally performed and this Agreement shall be terminated prior to the next anniversary of the Agreement Date, a pro rata portion of such fee shall be refunded to the Borrower, based upon the time remaining to the next anniversary of the Agreement Date.

                  (b) Facility Fee on Loans. The Borrower agrees to pay to the Administrative Agent for the benefit of the Banks, in accordance with their respective Commitment Ratios, a facility fee for each calendar quarter based upon the S&P/Moody's Rating or the Leverage Ratio, as applicable, of the Borrower and its Restricted Subsidiaries in an amount equal to the applicable Facility Fee amount set forth on Schedule 1.13 attached hereto multiplied by the Loan Commitment on the last day of the applicable calendar quarter. The Facility Fee shall be due and payable quarterly in arrears on the eighteenth (18th) day of each February, May, August and November for the immediately preceding calendar quarter and on the Maturity Date. The first payment of the Facility Fee shall be due and payable on August 18, 1998, based on the S&P/Moody's Rating or the Leverage Ratio, as applicable, as of June 30, 1998, for the period from the Agreement Date through June 30, 1998. All Facility Fees shall be fully earned when due and non-refundable when paid.

                  (c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent (i) for the benefit of the Issuing Bank and the Letter of Credit Banks, a fee on the stated amount of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit in an amount equal to seven-tenths of one percent (0.7%) per annum (the "Letter of Credit Fees") and (ii) for the benefit of the Issuing Bank, an issuing fee in the amount of $100 for each Letter of Credit (which additional amount shall be due and payable on the date of issuance and renewal). The Letter of Credit Fees shall be calculated on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be due and payable on the date of issuance and renewal of each Letter of Credit, and shall be fully earned when due and non-refundable when paid. The Administrative Agent shall, promptly after receipt of the Letter of Credit Fees, distribute such fee to the Letter of Credit Banks in accordance with their respective Letter of Credit Bank Commitment Ratios.

         2.6      Notes, Loan and Letters of Credit Accounts.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. Each Bank shall be issued a Note payable to the order of such Bank in accordance with the respective Commitment Ratio of such Bank. The Notes shall be issued by the Borrower to each of the Banks and shall be duly executed and delivered by Authorized Signatories.

                  (b) Each Bank and each Letter of Credit Bank, as the case may be, may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon and a letter of credit account with respect to its obligations pursuant to Letters of Credit. Each Bank which opens such accounts in respect of the Loans shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. Each Letter of Credit Bank which opens such accounts in respect of the Letters of Credit shall debit the applicable account for the amount of each Advance made by it and accrued interest thereon, and shall credit such account for each payment on account of principal and interest of Letter of Credit Advances. The records of each Bank and each Letter of Credit Bank, as the case may be, with respect to the accounts maintained by it shall be prima facie evidence of the Loans and Letter of Credit Obligations and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

                  (c) The Administrative  Agent and Issuing Bank may maintain in accordance with their usual practice records of account evidencing the Indebtedness of the Borrower resulting from Advances under the Loans and each drawing under a Letter of Credit. In any legal action or proceeding in respect of this Agreement, the entries made in such record shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded. Failure of the Issuing Bank to maintain any such record shall not excuse the Borrower from the obligation to pay such Indebtedness. To the extent that the records of the Administrative Agent or

Issuing  Bank  conflict  with the  records of the Banks  maintained  pursuant to
Section 2.6(b) above, absent manifest error, the records of the Administrative Agent or Issuing Bank, as the case may be, shall control.

                  (d) Each Advance from the Banks under this Agreement shall be made pro rata on the basis of their respective applicable Commitment Ratios.

                  (e) Each Advance made on account of drawing under Letters of Credit shall be made pro rata by the Letter of Credit Banks on the basis of their respective Letter of Credit Bank Commitment Ratios.

         2.7      Repayment of Loans and Letters of Credit .

                  (a) Interest. The Borrower shall pay, on the eighteenth (18th) calendar day of each month, all interest on the Loans which has accrued as of the first (1st) calendar day of such month, commencing on the eighteenth (18th) calendar day of the first (1st) full calendar month following the Agreement Date.

                  (b) Letters of Credit. The Borrower shall repay all draws upon the Letters of Credit immediately upon the Issuing Bank's demand therefor. The Borrower shall make certain other payments in respect of the Letter of Credit Obligations as provided in Sections 2.4(a), 2.4(g) and 3.1 hereof.

                  (c) Reconciliation of Loan Inventory. The Borrower shall repay certain portions of the outstanding principal of the Loans and accrued and unpaid interest thereon upon the reconciliation of the Loan Funding Availability against the outstanding principal balance under the Notes as provided in Section
3.1 hereof.

                  (d) Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable by the Borrower on the Maturity Date.

         2.8      Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (Eastern time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Banks, the Issuing Bank or the
Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon (Eastern time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Bank or the Issuing Bank, then, subject to the provisions of Section 2.9 of this Agreement, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank or the Issuing Bank. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks and, if appropriate, the Issuing Bank, accordingly, and the Administrative Agent shall not be obligated to make any distributions under this
Section 2.8.

                  (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (c) The Borrower may not make payments, in the aggregate, under this Agreement (excluding any payments specifically required pursuant to the terms of this Agreement) more than (i) two (2) times in any calendar month plus (ii) four (4) additional times in any twelve (12) calendar month period. In any event, the Borrower may not make, in the aggregate, more than twenty-eight
(28) payments (excluding any payments specifically required pursuant to the terms of this Agreement) under this Agreement in any twelve (12) calendar month period.

                  (d) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes and Letter of Credit Obligations without set-off or counterclaim or any deduction whatsoever.

                  (e) The Borrower agrees that it will indemnify and hold harmless each Bank and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against such Bank in any way relating to or arising out of the making of the Loans, except that the Borrower shall not be liable to such Bank for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the such Bank or any such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising solely out of a controversy among the Banks. This Section 2.4(h) shall survive termination of this Agreement.

         2.9 Application of Payments. Unless otherwise specifically provided in this Agreement or the other Loan Documents, payments made to the Administrative Agent, the Letter of Credit Banks or the Banks, or any of them, or otherwise received by the Administrative Agent, the Letter of Credit Banks or the Banks, or any of them (from realization on collateral for the Obligations or otherwise), shall be applied (subject to Section 2.2(c) hereof) in the following order to the extent such Obligations are then due and payable hereunder: First, to the costs and expenses, if any, incurred by the Administrative Agent or the Banks, or any of them, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among the Administrative Agent, the Issuing Bank and the Banks based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by the Borrower to the Banks, the Issuing Bank and the Administrative Agent under this Agreement or any Loan Document; Third, to any due and unpaid interest which may have accrued on the Loans, pro rata among the Banks based on the outstanding principal amount of the Loans outstanding immediately prior to such payment; Fourth, to any amounts outstanding with respect to draws under Letters of Credit; Fifth, to any unpaid principal of the Loans, pro rata among the Banks based on the principal amount of the Loans outstanding immediately prior to such payment; Sixth, to the extent any Letters of Credit are then outstanding, for deposit into the Letter of Credit Reserve
Account;  Seventh,  to any other  Obligations not otherwise  referred to in this
Section 2.9 until all such Obligations are paid in full; Eighth, to actual damages incurred by the Administrative Agent, the Issuing Bank or the Banks, or any of them, by reason of any breach hereof or of any other Loan Documents by the Borrower or a Restricted Subsidiary; and Ninth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, payments with respect to items Fourth, and Fifth in the immediately preceding sentence shall be applied to such items based upon the ratio of the Obligations under each of such items to the aggregate Obligations under all of such items. If any Bank shall obtain any payment (whether involuntary or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans then outstanding and such Bank's share of any expenses, fees and other items due and payable to it hereunder, such Bank shall forthwith purchase a participation in the Loans from the other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably based on the applicable Commitment Ratios with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation so long as the Obligations are not increased.


                                    ARTICLE 3

                       INVENTORY AND FUNDING AVAILABILITY

         3.1 Loan Funding Availability. At the designated times set forth herein, the Administrative Agent shall establish a Loan Funding Availability for the Loan Inventory and other Unsecured Indebtedness.

                  (a) Calculation of Loan Funding Availability. The Loan Funding Availability shall be equal to the sum of "A" plus "B" plus "C"; provided, that during any period that the Borrower does not have (i) an S&P Rating of BBB- or better or (ii) a Moody's Rating of Baa3 or better, the sum of "A" and "B" shall not exceed (A) prior to the effectiveness of any Acquisition Carve Out, fifty percent (50%) of the Loan Funding Availability and (B) during the effectiveness of any Acquisition Carve Out, sixty-seven percent (67%) of any Loan Funding Availability.

                           A =  seventy-five  percent  (75%)  of the  sum of all
Acquisition Costs for all Lots Under Development which are included in the Loan Inventory. If, after a parcel of land is designated a Lot Under Development, development of such parcel ceases for thirty (30) calendar days or more (other than by reason of a Force Majeure Delay), at the discretion of the Administrative Agent, the Loan Funding Availability for such parcel may be reduced to an amount determined by the Administrative Agent (which amount can be zero) until development of such Lot Under Development is resumed to the satisfaction of the Administration Agent.

                           B =  seventy-five  percent  (75%)  of the  sum of all
Acquisition Costs for all Developed Lots included in the Loan Inventory.

                           C = one  hundred  percent  (100%)  of the  sum of all
Acquisition Costs and Construction Costs for all Dwelling Lots included in the Loan Inventory.

                  (b) Designation of Land Parcels, Lots Under Development, Developed Lots and Dwelling Lots. On or before the fifteenth (15th) calendar day of each calendar month, the Borrower shall deliver to the Administrative Agent an Inventory Summary Report in the form attached hereto as Exhibit C and incorporated herein. The Inventory Summary Report shall reflect Inventory that the Borrower desires to have designated as Loan Inventory. Upon the Administrative Agent's receipt of the Inventory Summary Report, the Administrative Agent may conduct inspections or reviews of the subject Inventory that the Administrative Agent deems appropriate, at the expense of the Administrative Agent except as hereinafter expressly provided. Based upon the information in the Inventory Summary Report and the other information compiled by the Administrative Agent, the Administrative Agent shall determine, in its discretion, whether a Lot Under Development, Developed Lot or Dwelling Lot not previously designated as part of the Loan Inventory shall be designated part of the Loan Inventory and, if so, whether such Lot Under Development, Developed Lot or Dwelling Lot shall be designated a Lot Under Development, Developed Lot or Dwelling Lot.

                  (c) Periodic Establishment of Loan Funding Availability. Within two (2) business days of the Administrative Agent's receipt of an Inventory Summary Report, the Administrative Agent shall establish the Loan Funding Availability based on the Report delivered to the Administrative Agent and information compiled by the Administrative Agent. In the event the Borrower does not submit the Inventory Summary Report in the time and manner set forth above or furnish sufficient information to the Administrative Agent to enable the Administrative Agent to establish a new Loan Funding Availability, the Administrative Agent will establish a Loan Funding Availability based on some or all of the previous information submitted to the Administrative Agent by the Borrower in the immediately preceding Inventory Summary Report and the information compiled by the Administrative Agent, as required hereunder, in connection therewith, as the case may be, or other information available to the Administrative Agent.

                  (d) Reconciliation. In the event that the Loan Funding Availability for a particular Funding Period is less than the then outstanding principal amount of all Unsecured Indebtedness and unpaid draws under Letters of Credit, the Administrative Agent shall notify the Borrower thereof. On or before the Reconciliation Date, the Borrower shall (i) (A) pay to the Administrative Agent a principal payment to be applied to the Loans and unpaid draws under Letters of Credit and/or (B) provide to the Administrative Agent evidence that the principal amount of other Unsecured Indebtedness has been reduced in an aggregate amount sufficient to eliminate the excess of the outstanding principal amount of the Unsecured Indebtedness and unpaid draws under Letters of Credit over the Loan Funding Availability, together with any accrued and unpaid interest on such excess or (ii) provide a revised Inventory Summary Report designating sufficient additional Inventory (which shall be acceptable to the Administrative Agent, in its discretion) as Loan Inventory to cause the Loan Funding Availability to equal or exceed the outstanding principal of all Unsecured Indebtedness and unpaid draws under Letters of Credit.

                  (e) Removal/Disapproval of Inventory for Loan Funding Availability. If, at any time, the Administrative Agent determines, in its reasonable discretion, that any part of the Loan Inventory is not acceptable for inclusion in the calculation of the Loan Funding Availability as a result of an unforeseen material adverse change in the condition of such portion of the Loan Inventory or as a result of the existence of hazardous wastes or materials in or on any Inventory which are in violation of any warranty, representation or covenant of the Loan Documents regarding such hazardous wastes or materials, the Administrative Agent may exclude such portion of the Loan Inventory from the calculation of the Loan Funding Availability. If, after such exclusion, the then outstanding principal amount under Unsecured Indebtedness (and unpaid draws under Letters of Credit) would exceed the Loan Funding Availability, the Borrower shall pay to the Administrative Agent on the Reconciliation Date immediately following the exclusion of such Loan Inventory, a principal payment on the Loans (or provide to the Administrative Agent evidence satisfactory to the Administrative Agent that other Unsecured Indebtedness has been reduced) or unpaid draws under Letters of Credit in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of the Unsecured Indebtedness (and unpaid draws under Letters of Credit) over the Loan Funding Availability, together with accrued and unpaid interest on such excess.

                  (f) Release of Guaranties. Contemporaneously with the delivery of an Inventory Summary Report, the Borrower may request the release of any Restricted Subsidiary from the Subsidiary Guaranty. In the event that the Loan Funding Availability established by the Administrative Agent pursuant to Section 3.1(e) hereof, without consideration of any Inventory owned by such Restricted Subsidiary, is equal to or greater than the amount otherwise required pursuant to Section 3.1(d) hereof, then the Administrative Agent shall, upon receipt of a certificate from the Borrower that no Default exists before and after giving effect to such release, release such Restricted Subsidiary from the Subsidiary Guaranty.


                                    ARTICLE 4

                    LOAN DISBURSEMENTS AND LETTERS OF CREDIT

         4.1 Prior to the First Disbursement or Letter of Credit. Prior to requesting the first disbursement under the Loans or Letter of Credit hereunder, the Borrower shall deliver all of the following items to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Banks shall have no obligation to make the first disbursement hereunder and the Issuing Bank shall have no obligation to issue the first Letter of Credit hereunder until all of these items have been so executed and/or delivered to the Administrative Agent.

                  (a) Notes and Subsidiary Guaranty. A Note by the Borrower payable to the order of each Bank. A Subsidiary Guaranty from the Guarantors in favor of the Banks and Administrative Agent.

                  (b) Taxpayer Identification Number. The Borrower's federal taxpayer identification number.

                  (c) Authority Documents of Borrower. Articles of Incorporation of the Borrower certified by the office of the Secretary of State in which the Borrower is incorporated; Bylaws of the Borrower certified by an officer of the Borrower; Certificate of Existence of the Borrower issued by the state in which the Borrower is incorporated; Incumbency Certificate of the Borrower reflecting the Authorized Signatories; Corporate resolutions of the Borrower certified by an officer of the Borrower and authorizing the Borrower to enter into this Agreement and execute all related documents and Loan Documents applicable to the Loans; and documentation evidencing the Borrower's qualification to do business for each state in which any part of the Loan Inventory owned by Borrower is located certified by the office of the Secretary of State of such state.

                  (d) Attorney's Opinion. The written opinion of the Borrower's counsel (or special counsel to the Administrative Agent) in form and content acceptable to the Administrative Agent and which addresses the following matters:

                        (i) Existence, Due Authorization and Execution. The Borrower is duly organized and existing as a corporation and is in good standing and qualified to do business under the laws of Borrower's state of incorporation and that the Loan Documents evidencing the Loans have been properly executed by the persons author ized to do so;

                       (ii) Enforceability. The Loan Documents are enforceable against the Borrower in accordance with their terms; and

                      (iii) Miscellaneous. As to such other matters as the Administrative Agent or the Banks may reasonably request.

                  Such opinions may be qualified to the extent of the knowledge of such counsel based upon reasonable investigation.

                  (e)      [RESERVED]

                  (f) Request for Advance or Letter of Credit. The Request for Advance that the Borrower is required to deliver pursuant to Section 2.2 hereof or the Request for Issuance of Letter of Credit that the Borrower is required to deliver in connection with any issuance of a Letter of Credit hereunder, as the case may be.

                  (g) Other Documents. Other documents that the Administrative Agent may reasonably require.

                  (h) Fees. Payment of all fees and expenses payable on the Agreement Date to the Banks, the Letter of Credit Banks, the Issuing Bank and the Administrative Agent.

                  (i) Insurance. Certificate(s) of insurance required pursuant to Section 5.13 hereof.

                  (j) Environmental Indemnity Agreement. An environmental indemnity agreement by the Borrower in favor of the Administrative Agent, the Issuing Bank and the Banks whereby the Borrower indemnifies such Persons against any and all environmental matters with respect to the Loan Inventory.

                  (k) Continental Homes. Executed merger agreement between the Borrower and Continental Homes, including evidence in form satisfactory to the Administrative Agent that the merger of Continental Homes with the Borrower is effective.

         4.2 Subsequent Disbursements and Letters of Credit. Prior to requesting subsequent disbursements under the Loans (subsequent to the first disbursement) or Letters of Credit hereunder (subsequent to the first Letter of Credit), the Borrower shall execute and deliver to the Administrative Agent all of the following items, in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Banks shall have no obligation to make further disbursements or issue additional Letters of Credit until all of these items have been properly executed and delivered to the Administrative Agent.

                  (a) Inventory Summary Report. The Inventory Summary Report that the Borrower is required to deliver pursuant to Section 3.1(b) hereof.

                  (b) Request for Advance. The Request for Advance that the Borrower is required to deliver pursuant to Section 2.2 hereof or the Request for Issuance of Letter of Credit that the Borrower is required to deliver in connection with any issuance of a Letter of Credit hereunder, as the case may be.

                  (c)  Other   Documents.   Such   other   documents   that  the
Administrative Agent may reasonably require.


                                    ARTICLE 5

                        BORROWER'S COVENANTS, AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

         The Borrower makes the following covenants, agreements, representations and warranties with respect to the Loan Documents and the obligations thereunder to the Banks:

         5.1 Payment. The Borrower shall pay when due all sums owing under this Agreement, the Notes and the other Loan Documents executed by the Borrower.

         5.2 Performance. The Borrower shall perform all Obligations under this Agreement, the Notes and the other Loan Documents executed by the Borrower.

         5.3 Additional Information. On request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent and/or the Issuing Bank any documents or information with respect to the Inventory that the Administrative Agent and/or the Issuing Bank may reasonably require including, without limitation, surveys and acquisition closing documentation.

         5.4 Quarterly Financial Statements and Other Information. Within forty-five (45) days after the last day of each quarter in each fiscal year of the Borrower, except the last quarter in each such fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent the Form 10-Q of the Borrower as filed with the Securities and Exchange Commission. Within ten (10) days from the date of filing, the Borrower shall provide to the Administrative Agent a copy of every other report filed by the Borrower with the Securities and Exchange Commission under the Exchange Act and a copy of each registration statement filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

         5.5 Compliance Certificates. Within forty-five (45) days from the end of each fiscal quarter of the Borrower, the Borrower shall provide to the

Administrative Agent a certificate signed by an Authorized Signatory of the Borrower in the form attached hereto as Exhibit H setting forth such calculations required to establish whether the Borrower was in compliance with
Section 5.7 hereof and setting forth a list of all Guarantors as of the last day of such fiscal quarter.

         5.6 Annual Financial Statements and Information; Certificate of No Default. Within one hundred (100) days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent the Form 10-K of the Borrower as filed with the Securities and Exchange Commission, together with the audited consolidated financial statements of the Borrower (which shall be prepared by an independent accounting firm of recognized standing).

         5.7 Financial and Inventory Covenants. Until the Obligations are repaid in full, the Borrower shall adhere to the following financial covenants (after giving effect to any Financial Covenant Carve Out), all on a consolidated basis with the Restricted Subsidiaries and determined as of the last day of each fiscal quarter of the Borrower:

                  (a) The Borrower shall maintain at all times a Leverage Ratio of not more than 2.25 to 1.

                  (b) The Borrower shall maintain at all times a ratio of (i) EBITDA to (ii) Fixed Charges of not less than 2.50 to 1.0.

                  (c) As of the Agreement Date and continuing thereafter, the Borrower shall maintain at all times a Tangible Net Worth of not less than three hundred million and no/100 dollars ($300,000,000.00), plus fifty percent (50%) of annual net profits for such fiscal year, plus fifty percent (50%) of any capital paid into the Borrower (other than stock issued in connection with an employee stock ownership plan, an employee stock option plan, an employee stock purchase plan or for an acquisition).

                  (d) The Borrower shall not at any time permit Third Party Notes Payable to be greater than twenty percent (20%) of Tangible Assets on a consolidated basis; provided, however, that this amount shall not be operative during any period in which the Borrower maintains (i) an S&P Rating of BBB- or better or (ii) a Moody's Rating of Baa3 or better.

                  (e) The total number of Speculative Lots owned by the Borrower and its Restricted Subsidiaries at any given time shall not exceed fifty percent (50%) of all Closed Sales during the immediately preceding twelve (12) calendar months; provided, however, that this total amount shall not be operative during any period in which the Borrower maintains (i) an S&P Rating of BBB- or better or (ii) a Moody's Rating of BAA3 or better. Models shall not be considered "Speculative Lots" for purposes of this Section 5.7(e).

                  (f)      [INTENTIONALLY OMITTED]

                  (g) The costs of Developed Lots, Lots Under Development, and Land Parcels owned by the Borrower and all Restricted Subsidiaries as of the date of determination shall not exceed one hundred fifty percent (150%) of the net worth (as defined under GAAP) of the Borrower and all Restricted Subsidiaries, plus fifty percent (50%) of the aggregate principal amount of all subordinated debt of the Borrower and its Restricted Subsidiaries; provided, however, such fifty percent (50%) does not exceed twenty percent (20%) of Tangible Net Worth.

         5.8 Other Financial Documentation. The Borrower shall provide to the Administrative Agent such other financial information as the Administrative Agent may reasonably request from time to time to clarify or amplify the information required to be furnished to the Administrative Agent under this Agreement.

         5.9 Payment of Contractors. The Borrower shall pay in a timely manner, and shall cause its Restricted Subsidiaries to pay in a timely manner, any and all contractors and subcontractors who conduct work in or on the Inventory, subject to the right of the Borrower to contest any amount in dispute, so long as the contesting of such amount is pursued diligently and in good faith. The Borrower will advise the Administrative Agent in writing immediately if the Borrower or any of its Restricted Subsidiaries receives any written notice from any contractor(s), subcontractor(s) or material furnisher(s) to the effect that said contractor(s) or material furnisher(s) have not been paid for any labor or materials furnished to or in the Inventory and such outstanding payment or payments are individually or collectively equal to or greater than one million and no/100 dollars ($1,000,000.00) per subdivision or fourteen million and no/100 dollars ($14,000,000.00) in the aggregate. The Borrower will further make available to the Administrative Agent, for inspection and copying, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles used in the development of the Loan Inventory or construction of improvements on the Loan Inventory including, without limitation, the Dwellings.

         5.10 Inspection and Appraisal. The Borrower shall permit the Administrative Agent and the Banks and their authorized agents to enter upon the Inventory during normal working hours and as often as they desire, for the purpose of inspecting or appraising the Loan Inventory or the construction of the Dwellings.

         5.11 Fees and Expenses. The Borrower shall pay when due all commitment and renewal fees and external legal fees incurred by the Administrative Agent in connection with the making of the Loans.

         5.12 Hazardous Substances. The Borrower warrants and represents to the Administrative Agent, Issuing Bank and the Banks that to the best of their knowledge and belief and based on environmental assessments of the Inventory commissioned by the Borrower, except to the extent disclosed to the Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory, the Inventory has not been and is not now being used in violation of any federal, state or local environmental law, ordinance or regulation, that no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such environmental law, ordinance or regulation, and that the Inventory is free of hazardous or toxic substances and wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit except as set forth in the site assessments. The Borrower covenants that it shall neither permit any such materials to be brought on to the Inventory, nor shall it acquire real property to be added to the Loan Inventory upon which any such materials exist, except to the extent disclosed to the Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory; and if such materials are so brought or found located thereon, such materials shall be immediately removed, with proper disposal, to the extent required by applicable environmental laws, ordinances and regulations, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations. The Borrower further represents and warrants that the Borrower will promptly transmit to the Administrative Agent and the Banks copies of any citations, orders, notices or other material governmental or other communications received with respect to any hazardous materials, substances, wastes or other environmentally regulated substances affecting the Inventory. Notwithstanding the foregoing, there shall not be a default of this provision should the Borrower store or use minimal quantities of the aforesaid materials, provided that: such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings or residential developments (such as cleaning fluids and supplies normally used in the day to day operation of residential developments), such substances are being held, stored and used in complete and strict compliance with all applicable laws, regulations, ordinances and requirements, and the indemnity set forth below shall always apply to such substances, and it shall continue to be the responsibility of the Borrower to take all remedial actions required under and in accordance with this Agreement in the event of any unlawful release of any such substance.

         5.13 Insurance. The Borrower shall keep the Inventory comprising the Loan Inventory insured by responsible insurance companies in such amounts and against such risks as is customary for owners of similar businesses and properties in the same general areas in which the Borrower and its Restricted Subsidiaries operate or, to the customary extent (and in a manner approved by the Administrative Agent) the Borrower may be self insured. All insurance herein provided for shall be in form and with companies reasonably approved by the Administrative Agent. The Borrower shall also maintain general liability insurance, workman's compensation insurance, automobile insurance for all vehicles owned by them and any other insurance reasonably required by the Administrative Agent, to the extent commercially available at a reasonable cost. On the Agreement Date, the Borrower shall deliver to the Administrative Agent a copy of a certificate of insurance evidencing the insurance required hereunder. In addition, on the date of delivery of each report required by Section 3.1(b) hereof, the Borrower shall certify to the Administrative Agent that all insurance policies required to be maintained hereunder remain in full force and effect.

         5.14 Litigation. The Borrower warrants and represents to the Administrative Agent, the Issuing Bank and the Banks that as of the Agreement Date, neither the Borrower nor any Restricted Subsidiary is a party to any litigation having a reasonable probability of being adversely determined to the Borrower or any Restricted Subsidiary which, if adversely determined, would impair the ability of the Borrower to carry on its business substantially as now conducted or contemplated or would materially adversely affect the financial condition, business or operations of the Borrower.

         5.15 Reportable Event. Promptly after Borrower receives notice or otherwise becomes aware thereof, the Borrower shall notify the Administrative Agent of the occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that the Borrower shall give the Administrative Agent notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         5.16 Secured Indebtedness. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or permit to exist any Indebtedness which (a) is secured in whole or in part by any of the Inventory (other than Permitted Encumbrances) or (b) contains any provision requiring the Borrower or any Restricted Subsidiary to grant to the lender thereunder any Lien at a future date or upon the occurrence of any subsequent event; except that the Borrower and its Restricted Subsidiaries may incur (i) Indebtedness in favor of a seller of Inventory to the Borrower which is secured solely by the Inventory contemporaneously acquired from such seller, (ii) Indebtedness secured solely by the Borrower's headquarters building located in Arlington, Texas or any other office building owned by the Borrower or any Restricted Subsidiary, and (iii) Indebtedness secured by any clubhouse located in any development of the Borrower or any Restricted Subsidiary.


                                    ARTICLE 6

                              DEFAULT AND REMEDIES

         6.1 Defaults. Each of the following shall constitute a Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

                  (b) The Borrower shall default in the payment of any principal, interest or other monetary amounts payable hereunder or under the Notes, or any of them, or under the other Loan Documents which payment default (other than payment due on the Maturity Date) is not cured within thirty (30) calendar days of Borrower's receipt of notice from the Administrative Agent;

                  (c) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 6.1, and such Event of Default shall not be cured to the Majority Banks' satisfaction within a period of ninety (90) days from the date the Borrower receives notice from the Administrative Agent with respect thereto;

                  (d) There shall occur any Event of Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 6.1 of this Agreement) or any Subsidiary Guaranty, which shall not be cured to the Majority Banks' satisfaction within the applicable cure period, if any, provided for in such Loan Document or ninety
(90) days from the date the Borrower receives notice from the Administrative Agent with respect thereto if no cure period is provided in such Loan Document;

                  (e) There  shall be  entered  a decree or order for  relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Restricted Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

                  (f) The Borrower or any of its Restricted Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, make an assignment for the benefit of creditors, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Restricted Subsidiaries shall take any corporate or partnership action to authorize any such action;

                  (g) A final judgment shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $1,000,000.00, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $1,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

                  (h) (1) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (3) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (4) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (1) through (4), as applicable, the Borrower shall have incurred or is likely to incur liability in excess of $2,000,000.00 in the aggregate;

                  (i) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Restricted Subsidiaries, having jurisdiction over the Borrower or any of its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                  (j)      There shall occur any Change of Control;

                  (k) Except for conveyances of all or any part of the Loan Inventory between the Borrower and the Guarantors there occurs any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Loan Inventory or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (i) in accordance with the terms of this Agreement, (ii) for execution of contracts with prospective purchasers, (iii) for Permitted Encumbrances, and (iv) in the ordinary course of business; or

                  (l) Except in the normal course of Borrower's development of inventory into Developed Lots and construction of Dwellings thereon, without the prior written consent of Administrative Agent, Borrower grants any easement or dedication, files any plat, condominium declaration, or restriction or otherwise encumbers all or any portion of the Loan Inventory, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect any Inventory which is part of the Loan Inventory.

Notwithstanding anything contained herein to the contrary, the occurrence of any of the foregoing shall not be a Default or an Event of Default hereunder if: (i) the occurrence pertains only to specific parcel(s) within the Loan Inventory; and (ii) the affected parcel(s) is (are) removed from the Loan Inventory on or before ten (10) days in the case of a monetary occurrence and thirty (30) days in the case of a non-monetary occurrence after the occurrence or, if the Borrower is entitled to notice and cure, within the applicable notice and cure period. In the event that any such parcel is a Lot Under Development, Developed Lot or Dwelling Lot, then the Loan Funding Availability shall be immediately calculated excluding such parcel. If, as the result of such removal, the outstanding principal balance under all Unsecured Indebtedness together with any unreimbursed draws under Letters of Credit would exceed the Loan Funding Availability, the Borrower shall pay (X) to the Administrative Agent on the Reconciliation Date immediately following the removal of such Inventory from the Loan Inventory, a principal payment on the Loans in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of all Unsecured Indebtedness and unreimbursed draws under Letters of Credit over the Loan Funding Availability, together with any due and unpaid interest on such excess or (Y) add additional Inventory to the Loan Inventory (which is acceptable to the Administrative Agent) in an amount sufficient to cause the Loan Funding Availability to equal or exceed the Loans and unreimbursed draws under Letters of Credit.

         6.2 Remedies . If a Default shall have occurred and shall be continuing:

                  (a) With the exception of a Default specified in Sections 6.1(e), (f) or (g) hereof, the Administrative Agent shall at the request, or may with the consent, of the SuperMajority Banks, by notice to the Borrower (i) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower,
(ii) terminate the Commitments, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in the Letter of Credit Reserve Account, an amount equal to the maximum amount currently or at any time thereafter to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

                  (b) Upon the  occurrence of a Default under  Sections  6.1(e),
(f) or (g) hereof, the Commitments shall automatically terminate and such principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws), Letter of Credit Obligations and other amounts payable under this Agreement or the Notes shall thereupon and concurrently therewith become due and payable, all without any action by the Administrative Agent, the Issuing Bank or the Banks or the holders of the Notes, and the Borrower shall thereupon forthwith deposit in the Letter of Credit Reserve Account an amount equal to all outstanding Letter of Credit Obligations, all without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank, and grants to the Administrative Agent, the Letter of Credit Banks and the Issuing Bank a security interest in, all such cash as security for the Obligations.

                  (c) The Administrative Agent, with the concurrence of the Super-Majority Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                  (d) The rights and remedies of the Administrative Agent, the Issuing Bank and the Banks hereunder shall be cumulative, and not exclusive.

         6.3 Waivers. Neither a waiver of any Default or Event of Default by the Borrower hereunder nor any representation by a Bank or Banks as to the nonoccurrence or nonexistence thereof shall be implied from any delay or omission by any one or all of the Banks to notify the Borrower thereof or to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the matter specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Any one or all of the Banks' consent or approval to or of any act by the Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. Any one or all of the Banks' exercise of any right or remedy or hereunder shall not in any way constitute a cure or waiver of a Default or an Event of Default, or invalidate any act done pursuant to any notice of the occurrence of a Default or an Event of Default, or prejudice the Banks in the exercise of any of their rights hereunder or under the Notes or any other Loan Documents, unless, in the exercise of said rights, the Banks realize all amounts owed to them under the Notes and other Loan Documents.

         6.4 Cross-Default. All of the Notes and other Loan Documents are "cross defaulted" such that (a) the occurrence of an Event of Default under any one of the Loan Documents shall constitute an Event of Default under this Agreement and all of the Loan Documents and (b) the occurrence of a Default under any one of the Loan Documents shall constitute a Default under this Agreement and all of the other Loan Documents.

         6.5      No Liability of the Banks.

                  (a) Construction and/or Development. None of the Banks, the Administrative Agent or the Issuing Bank shall be liable to any party for (i) the development of or construction upon any of the Inventory, (ii) the failure to develop or construct or protect improvements on the Inventory, (iii) the payment of any expense incurred in connection with the development of or construction upon the Inventory, (iv) the performance or nonperformance of any other obligation of the Borrower or any Restricted Subsidiary, or (v) the Banks' or the Administrative Agent's exercise of any remedy available to them. In addition, the Banks shall not be liable to the Borrower or any third party for the failure of the Banks or their authorized agents to discover or to reject materials or workmanship during the course of the Banks' inspections of the Inventory.

                  (b) Dwelling Lots. In addition to 6.5(a) above, none of the Banks, the Administrative Agent or the Issuing Bank shall be liable to any party for (i) the construction or completion of the Dwellings, (ii) the failure to construct, complete or protect the Dwellings, (iii) the payment of any expense incurred in connection with the construction of the Dwellings, (iv) the performance or nonperformance of any other obligation of the Borrower or any Restricted Subsidiary, or (v) the Banks' or the Administrative Agent's exercise of any remedy available to them. In addition, the Banks shall not be liable to the Borrower or any third party for the failure of the Banks or their authorized agents to discover or to reject materials or workmanship during the course of the Banks' inspections of the Dwelling Lots.

                  (c) Other Banks. The obligations of each Bank under this Agreement are separate and independent such that no action, inaction or responsibility of one Bank shall be imputed to the remaining Banks. The Borrower hereby waives any claim or demand against each Bank as to the action, inaction or responsibility of another.

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT.

         7.1  Appointment  and  Authorization.   Each  Bank  hereby  irrevocably
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable to any Bank (or any transferee thereof) for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including, without limitation, the granting or withholding of approval of any matter), except for its or their own gross negligence or willful misconduct. The Banks hereby each acknowledge and agree that the Administrative Agent may, absent actual knowledge to the contrary, rely upon certifications of the Borrower with respect to Inventory, financial covenant compliance, covenant compliance and all matters related thereto. The Administrative Agent shall endeavor to exercise its rights and responsibilities under this Agreement in accordance with its usual practices for borrowers similar to the Borrower, but the Administrative Agent shall not be liable to the Banks with respect to errors or omissions with respect to the foregoing unless they are the result of the gross negligence or willful misconduct of the Administrative Agent.

         7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

         7.3 Interest Holders. The Administrative Agent may treat each Bank, or the Person designated in the last notice filed with the Administrative Agent under this Section 7.3, as the holder of all of the interests of such Bank in its Loans and in its Notes until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         7.4 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Bank (or transferee thereof) for any action taken or suffered by it in good faith in reliance thereon.

         7.5 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

         7.6 Administrative Agent and Affiliates . The Administrative Agent and its affiliates may accept deposits from, administer depository accounts for and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, without any obligation to account to any Bank (or any transferee thereof) therefor.

         7.7 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact and has either determined that a Default or an Event of Default has occurred or has been notified by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder to any Bank (or any transferee thereof) for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

         7.8      Action by Administrative Agent.

                  (a) Except for action requiring the approval of the Majority Banks, the Super-Majority Banks or all Banks, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks or the Super-Majority Banks, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 6.2(a) of this Agreement without the request of the Majority Banks or the SuperMajority Banks, as the case may be. The Administrative Agent shall incur no liability to any Bank (or any transferee thereof) under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                  (b) The Administrative Agent shall not be liable to the Banks or to any Bank in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks or the Super-Majority Banks, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Banks.

                  (c) The Borrower shall have the right to rely upon actions and representations of the Administrative Agent in the performance of its duties hereunder (including, without limitation, representations with respect to amendments or waivers pursuant to Section 8.3 hereof), without regard to whether such actions or representations are actually authorized by the Banks or any of them and without seeking confirmation or ratification of such actions or representations.

         7.9 Notice of Default or Event of Default. In the event that the Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Banks or Super-Majority Banks (as applicable) shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks or Super-Majority Banks (as applicable) shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days (or shorter period as set forth in such notice) after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 6 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks or Super-Majority Banks (as applicable) have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         7.10 Responsibility Disclaimed. The Administrative Agent, in its capacity as Administrative Agent, shall be under no liability or responsibility whatsoever as Administrative Agent:

                  (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

                  (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

                  (c) To any Bank or Banks for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

         7.11 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The provisions of this Section 7.11 shall survive the termination of this Agreement.

         7.12 Credit Decision. Each Bank represents and warrants to each other and to the Administrative Agent that:

                  (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                  (b) So long as any portion of the Loans or Letter of Credit Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         7.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent (which shall be any Bank or a commercial Issuing Bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000) as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be any Issuing Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as
Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and, after fully performing its obligations pursuant to
Section 2.8 hereof as to all payments received by it, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 7.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         7.14 Syndication Agent. The Syndication Agent shall have no duties or obligations under this Agreement or the other Loan Documents in its capacity as Syndication Agent.

         7.15 Documentation Agent. The Documentation Agent shall have no duties or obligations under this Agreement or the other Loan Documents in its capacity as Documentation Agent.

         7.16 Co-Agents. The Co-Agents shall have no duties or obligations under this Agreement or the other Loan Documents in their capacities as Co-Agents.


                                    ARTICLE 8

                               GENERAL CONDITIONS

         8.1 Benefit. This Agreement is made and entered into for the sole protection and benefit of the Administrative Agent, the Issuing Bank and the Banks and the Borrower, their successors and assigns, and no other person or persons other than the Borrower shall have any right of action hereon or rights to the Loan proceeds at any time. None of the Administrative Agent, the Issuing Bank or the Banks shall (a) owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of any Dwelling or improvement on any Inventory, or (b) owe any duty to apply any undisbursed portion of the Loan to the payment of any claim, or (c) owe any duty to exercise any right or power of the Banks hereunder or arising from any Default by the Borrower.

         8.2 Assignment. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that the Borrower shall not assign this Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other monies to be advanced hereunder in whole or in part without the prior written consent of the Banks and any such assignment (whether voluntary or by operation law) without said consent shall be void and render automatically terminated any obligation of any Bank hereunder to advance any further monies pursuant to this Agreement or any other Loan Document. Any Bank may assign its rights and obligations under this Agreement, the Notes and any other Loan Documents, in whole or in part, to any other Person, provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, such Bank shall thereafter be relieved of all liability hereunder with respect to actions or omissions of such Bank occurring thereafter, but only to the extent of the interest so assigned and any Loan disbursements made by any assignee(s) shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the applicable Note and any other Loan Documents. Notwithstanding the foregoing subject to the last sentence of this Section 8.2, (i) with the prior written consent of the Administrative Agent only (which consent shall not be unreasonably withheld), a Bank may assign not less than one hundred percent (100%) of its interest, rights and obligations hereunder, and (ii) without the prior written consent of all of the other Banks, no Bank shall have the right to assign any portion of its interest, rights or obligations hereunder to any other Person unless (a) such assignment is in compliance with clause (i) of this sentence, or (b) in all other cases, (1) the assignee shall assume all of the obligations of the assigning Bank under this Agreement, to the extent of the interest so assigned and (2) following such assignment, each of the assigning Bank and the assignee shall maintain a Loan Commitment of not less than twenty-five million dollars ($25,000,000). Notwithstanding anything in this Section 8.2 to the contrary, any Bank may enter into participation agreements with any other Person, so long as such agreement does not confer any rights under this Agreement, any other Loan Document or the Subsidiary Guaranty to any purchaser thereof, or relieve such Bank from any of its Obligations under this Agreement (it being understood that all actions hereunder shall be conducted as if no such participation had been granted). All assignments permitted hereunder shall be made pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I attached hereto. No Managing Agent may assign any portion of its Loans or Loan Commitment hereunder without the prior written consent of all Managing Agents (which consent shall not be unreasonably withheld).

         8.3 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, also by the Borrower, except that in the event of:

                  (a) any (i) amendment or waiver having a duration of more than ninety (90) days or (ii) direction to the Administrative Agent regarding termination of the Commitments, acceleration, or exercise of remedies, any action may be made only by an instrument in writing signed by the Super-Majority Banks;

                  (b) (i) any change in the timing of, or the amount of, payments of fees due hereunder or in the method of calculating funding availability, (ii) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (iii) any amendment of this Section 8.3 or of the definitions of Majority Banks or Super-Majority Banks, or (iv) the release of any Guarantor other than in connection with the conversion of such Guarantor to an Unrestricted Subsidiary or in accordance with Section 3.1(f) hereof, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks;

                  (c) (i) any change in the amount of the Loan Commitment, (ii) any change in the timing of or the amount of payments of principal, interest or fees due with respect to the Loans or any change in the rate of interest applied thereto, any change may be made only by an instrument signed by each of the Banks; and

Any amendment to accomplish any of the foregoing must also be signed by the Borrower. Each Bank hereby acknowledges and agrees that a response to any request for action by the Administrative Agent shall be made within ten (10) days from the receipt of such request and that the failure to respond within such period shall be deemed to be an acceptance by such Bank of the course of action recommended by the Administrative Agent.

         8.4 Additional Obligations and Amendments. The Banks shall be under no obligation to extend any loans to the Borrower other than as specifically set forth in this Agreement. Each Bank agrees that it will not enter into any financing agreement with the Borrower or any of its Restricted Subsidiaries without the consent of all of the Banks.

         8.5 Consideration of Renewal. The Banks agree that no later than thirty
(30) calendar days prior to each anniversary of the Agreement Date, representatives of the Banks will consult with each other to determine whether the Banks are willing, in their sole and absolute discretion, to extend the Maturity Date for a period of not more than one (1) calendar year from the then current Maturity Date. Notwithstanding the foregoing, if there has occurred a Change of Management, the Banks shall not have any obligation to consult, as to any proposed extension of the Maturity Date, with any Bank which has not approved, in writing, such Change of Management. The Administrative Agent shall, within a reasonable period of time thereafter, advise the Borrower whether the Banks are willing to so extend the Maturity Date. If the Banks and the Borrower agree to so extend the Maturity Date, such agreement shall be evidenced by appropriate amendments to the Loan Documents, executed by all applicable parties. In the event that any Bank does not agree to extend the Maturity Date, the Maturity Date then in effect with respect to such Bank's Loans shall remain unchanged, and the Borrower in its sole discretion may (a) repay in full (together with all accrued interest and fees with respect thereto) such Bank's Loans, without respect to any other provisions herein, or (b) may require such Bank to assign without recourse or warranty one-hundred percent (100%) of its Loans, Loan Commitment and, in the case of Letter of Credit Banks, Letter of Credit Commitment (and such Bank hereby agrees to so assign) to a replacement bank designated by the Borrower (and acceptable to the Administrative Agent) which assignment shall be effective upon receipt by such Bank of payment in full of all Loans then outstanding, Letter of Credit Obligations, and accrued and unpaid interest and fees then outstanding to such Bank. Notwithstanding anything to the contrary contained herein, any such replacement bank assuming such Loan Commitment and/or Letter of Credit Commitment shall assume not less than one hundred percent (100%) of such assigning Bank's Loan Commitment and/or Letter of Credit Commitment.

         8.6 Terms. Whenever the context and construction require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

         8.7 Governing Law and Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Georgia, and such laws shall govern the interpretation, construction and enforcement hereof. For the purposes of any legal action or proceeding brought by the Administrative Agent or the Banks with respect to this Agreement or the Loan Documents, the Borrower hereby irrevocably submits to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and hereby irrevocably designates and appoints CT Corporate System, 1201 Peachtree Street, N.E., Atlanta, Georgia 30361, as its authorized agent for service of process in the State of Georgia. The Borrower also hereby submits to the non-exclusive jurisdiction and venue of the United States District Court for the Northern District of Georgia for any action, suit or proceeding arising out of or relating to this Agreement or the Loan Documents. The Administrative Agent and the Banks shall for all purposes be entitled to treat such designee of Borrower as the authorized agent to receive for or on its behalf service of writs or summons or other legal process in Georgia; delivery of such service to such authorized agent shall be deemed to be made when delivered or mailed by certified mail addressed to such authorized agent, with a copy to the Borrower at the address of the Borrower last known to the Administrative Agent, sent by overnight delivery service. In the event that, for any reason, such agent or its successor shall no longer serve as agent of the Borrower to receive service of process in the State of Georgia, the Borrower shall establish a successor so to serve, and shall advise the Administrative Agent thereof, so that at all times Borrower will maintain an agent to receive service of process in the State of Georgia on its behalf with respect to this Agreement and the Loan Documents. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such other manner permitted by law. The Borrower hereby irrevocably waives any objection it might now or hereafter be entitled to make with respect to the venue of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents which is brought in the Superior Court of Fulton County, Georgia or, at the election of the Administrative Agent, in the United States District Court for the Northern District of Georgia, and the Borrower hereby irrevocably waives any right to claim that any such suit, action or proceeding brought in any such court has been brought in an incorrect forum.

         8.8 Publicity. Subject to the Borrower's approval, the Administrative Agent shall have the right to incorporate the names of the Banks into signage placed upon the Loan Inventory. Each Bank shall have the right to secure printed publicity through newspaper and other media concerning the Inventory and source of financing.

         8.9 Attorneys' Fees. The Borrower shall pay on demand all attorneys' fees and other costs and expenses actually incurred by the Managing Agents, the Co-Agents, the Issuing Bank and the Banks, or any of them, in the enforcement of or preservation of the Banks', the Administrative Agent's or the Issuing Bank's rights under this Agreement and the other Loan Documents. To the full extent permitted by applicable law, the Borrower agrees to pay interest on any fees, costs or expenses due to the Administrative Agent, the Issuing Bank and the Banks, or any of them, under this Section 8.9 which are not paid when due at the Default Rate. In the event that any Loan Document contains a provision regarding enforcement or preservation of rights which is different from this Section 8.9, this Section 8.9 shall control.

         8.10 Mandatory Arbitration. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement, the Loan Documents or any related instruments including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("J.A.M.S."), as amended from time to time, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary judgment or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action.

                  (a) Special Rules. The arbitration shall be conducted in the City of Atlanta, Georgia and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b) Reservation of Rights. Nothing in this Loan Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or (ii) be a waiver by a Bank or Banks of the protection afforded to it or them by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or
(iii) limit the right of a Bank or Banks (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to obtain from a court provisional or ancillary remedies such as injunctive relief or the appointment of a receiver. The Administrative Agent may (or at the direction of the Majority Banks) exercise such self help remedies (including, without limitation, remedies under Section 6.2 hereof), or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Loan Agreement. Neither the exercise of self help remedies nor the institution or maintenance of provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         No provision in this Agreement or any Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in this Agreement.

         8.11 Invalidation of Provisions. In the event that any one or more of the provisions of this Agreement is deemed invalid by a court having jurisdiction over this Agreement or other similar authority, the Administrative Agent, the Issuing Bank and the Banks may, in their sole discretion, terminate this Agreement in whole or in part.

         8.12 Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         8.13 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         8.14 Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall, unless other specifically provided in such other Loan Document, be deemed sufficiently given or furnished if (a) in writing and delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed), (b) by telex with confirmation thereof in writing by sender pursuant to subsection (a) above, (c) facsimile to the facsimile number specified below with confirmation thereof in writing by sender pursuant to subsection (a) above, or (d) by oral communication with confirmation thereof in writing by the notifying party pursuant to subsection (a) above within three (3) business days after such oral communication. Any such notice or communication shall be deemed to have been given and to be effective either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telex, when transmitted (answerback confirmed), or, in the case of facsimile, upon receipt or, in the case of oral communication, upon the effectiveness of written confirmation as hereinabove provided. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

         BORROWER:

         D. R. Horton, Inc.
         1901 Ascension Boulevard
         Suite 100
         Arlington, Texas 76006
         Attn:    David J. Keller
                       and
                  Ted I. Harbour
         Facsimile No.: (817) 856-8249
         Telephone No.: (817) 856-8200


         AS ADMINISTRATIVE AGENT, AS ISSUING BANK AND AS A BANK:

         NationsBank, N.A.
         70 Mansell Court
         Roswell, Georgia 30076
         Attn:  Henry A. Dyer
         Facsimile No.: (770) 642-1261
         Telephone No.: (770) 552-3559

         With copy to:

         Powell, Goldstein, Frazer & Murphy
         16th Floor
         191 Peachtree St. N.E.
         Atlanta, Georgia  30303
         Attn:  Douglas S. Gosden
         Facsimile No.: (404) 572-6999
         Telephone No.: (404) 572-6600


         AS SYNDICATION AGENT AND AS A BANK:

         Bank of America National Trust and Savings Association
         40 East 52nd Street
         6th Floor
         New York, New York  10022
         Attn:    Robert Dowling, Vice President
         Facsimile No.: (714) 260-5639
         Telephone No.: (212) 836-5651


         AS DOCUMENTATION AGENT AND AS A BANK:

         Fleet National Bank
         111 Westminster Street
         Suite 800
         Providence, Rhode Island  02903
         Attn:  Patrick Burns
         Facsimile No.: (401) 278-5961
         Telephone No.: (401) 278-5914

         AS A MANAGING AGENT AND AS A BANK:

         Bank United
         3200 S.W. Freeway
         Suite 2000
         Houston, Texas  77027
         Attn:  Carolynn Alexander
         Facsimile No.: (713) 543-6928
         Telephone No.: (713) 543-7955


         AS A MANAGING AGENT AND AS A BANK:

         Comerica Bank
         1 Detroit Center
         500 Woodward Avenue
         Detroit, Michigan  48226-3256
         Attn:  Dave Campell
         Facsimile No.: (313) 222-9295
         Telephone No.: (313) 222-9306


         AS A MANAGING AGENT AND AS A BANK:

         Credit Lyonnais New York Branch
         2200 Ross Avenue
         Suite 4400 West
         Dallas, Texas  75201
         Attn:  Sam Hill
         Facsimile No.: (214) 220-2323
         Telephone No.: (214) 220-2300

         AS A MANAGING AGENT AND AS A BANK

         Societe Generale, Southwest Agency
         2001 Ross Avenue
         Suite 4800
         Dallas, Texas  75201
         Attn:  David Oldani
         Facsimile No.: (214) 979-1104
         Telephone No.: (214) 979-2736



         AS A CO-AGENT AND AS A BANK

         AmSouth Bank
         Commercial Real Estate, 9th Floor
         1900 5th Avenue North
         Birmingham, Alabama  35203
         Attn:  Ronny Hudspeth
         Facsimile No.: (205) 326-4075
         Telephone No.: (205) 307-4227


         AS A CO-AGENT AND AS A BANK

         Bank One, Arizona, N.A.
         201 N. Central
         19th Floor
         Phoenix, Arizona  85004
         Attn:  Jennifer Pescatore
         Facsimile No.: (602) 221-4435
         Telephone No.: (602) 221-2402

         AS A CO-AGENT AND AS A BANK:

         PNC Bank, National Association
         Two Tower Center
         18th Floor
         East Brunswick, New Jersey  08816
         Attn:  Douglas G. Paul
         Facsimile No.: (732) 220-3755
         Telephone No.: (732) 220-3566


         AS A CO-AGENT AND AS A BANK:

         The First National Bank of Chicago
         Real Estate Finance
         One First National Plaza
         Suite 0151
         Chicago, Illinois  60670-0151
         Attn:  Gregory A. Gilbert, Vice President
         Facsimile No.: (312) 732-1117
         Telephone No.: (312) 732-2107


         BANKS:

         First American Bank Texas, SSB
         The Princeton Tower
         14651 Dallas Parkway
         Suite 400
         Dallas, Texas  75240
         Attn:  William L. Kinard
         Facsimile No.: (972) 419-3394
         Telephone No.: (972) 419-3413

         Harris Trust and Savings Bank
         111 West Monroe
         Chicago, Illinois  60603
         Attn:  Greg Bins
         Facsimile No.: (312) 461-2968
         Telephone No.: (312) 461-2203


         Sanwa Bank California
         Real Estate Industries
         4041 MacArthur Boulevard
         Suite 100
         Newport Beach, California  92660
         Attn:  Russ Wakeham
         Facsimile No.: (714) 852-1510
         Telephone No.: (714) 632-6007


         Norwest Bank Arizona, National Association
         Commercial Real Estate Department
         3300 N. Central Avenue, 2nd Floor
         Phoenix, Arizona  85012
         Attn:  Kevin Kosan
         Facsimile No.: (602) 248-3661
         Telephone No.: (602) 248-3655

         Summit Bank
         3 Valley Square, Suite 280
         512 Township Line Road
         Blue Bell, Pennsylvania  19422
         Attn: Brian Daniel
         Facsimile No.: (215) 619-4840
         Telephone No. (215) 619-4832

         8.15     Final Agreement.  THE WRITTEN LOAN DOCUMENTS REPRESENT

THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year set forth above.

BORROWER:                              D.R. HORTON, INC., a Delaware corporation

Date of Execution:
   April 21, 1998                      By:/s/ David J. Keller
---------------------                     --------------------------------------
                                       Title:  Chief Financial Officer
                                             -----------------------------------

ADMINISTRATIVE AGENT,
SYNDICATION AGENT,
DOCUMENTATION AGENT,                   NATIONSBANK, N.A., as Administrative
MANAGING AGENTS,                       Agent, Issuing Bank and as a Bank
CO-AGENTS AND BANKS:

                                       By:/s/ Henry A. Dyer, Jr.
Date of Execution:                        --------------------------------------
   April 21, 1998                      Title:  Senior Vice President
---------------------                        -----------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Syndication Agent and as a Bank
Date of Execution:

   April 21, 1998                      By:/s/ Robert Dowling
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       FLEET NATIONAL BANK, as Documentation
                                       Agent and as a Bank
Date of Execution:

   April 20, 1998                      By:/s/ Patrick Burns
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       BANK UNITED, as a Managing Agent and as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Carolynn Alexander
---------------------                     --------------------------------------
                                       Title:
                                             -----------------------------------


                                       COMERICA BANK, as a Managing Agent and
                                       as a Bank
Date of Execution:

  April 20, 1998                       By:/s/ David J. Campbell
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       as a Managing Agent and as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Robert Ivosevich
---------------------                     --------------------------------------
                                       Title:  Senior Vice President
                                             -----------------------------------

                                       SOCIETE GENERALE, SOUTHWEST
                                       AGENCY, as a Managing Agent and a Bank
Date of Execution:

  April 21, 1998                       By:/s/ David C. Oldani
---------------------                     --------------------------------------
                                       Title:  Assistant Treasurer
                                             -----------------------------------

Date of Execution:

  April 21, 1998                       By:/s/ Christopher J. Speltz
---------------------                     --------------------------------------
                                       Title:  V.P. and Manager
                                             -----------------------------------

                                       AMSOUTH BANK, as a Co-Agent and a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Ronny Hudspeth
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       BANK ONE, ARIZONA, NA, as a Co-Agent
                                       and a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Jenny Pescatore
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       PNC BANK, NATIONAL ASSOCIATION, as
                                       a Co-Agent and as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Douglas G. Paul
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, as a Co-Agent and as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Lynn Braun
---------------------                     --------------------------------------
                                       Title:  Corporate Banking Officer
                                             -----------------------------------


                                       FIRST AMERICAN BANK TEXAS, SSB, as a
                                       Bank
Date of Execution:

  April 21, 1998                       By:/s/ William L. Kinard
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       HARRIS TRUST AND SAVINGS BANK, as a
                                       Bank
Date of Execution:

  April 21, 1998                       By:/s/ Gregory M. Bins
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       SANWA BANK CALIFORNIA, as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Russ Wakeham
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       NORWEST BANK ARIZONA, NATIONAL
                                       ASSOCIATION, as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Kevin Kosan
---------------------                     --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       SUMMIT BANK, as a Bank
Date of Execution:

  April 21, 1998                       By:/s/ Brian D. Daniel
---------------------                     --------------------------------------
                                       Title:  Vice President, Regional Manager
                                             -----------------------------------


                                  SCHEDULE 1.13

                            Multi-Level Pricing Grid


====================================================================================================================
                                                                                                     Facility Fee
              Leverage Ratio or S&P/Moody's Rating as of                                              (multiply
          the quarter end or most recently completed quarter               Applicable Margin        Commitments by)
===================================================================  ==========  ===============  ==================
                                                                      LIBOR +    Federal Funds +
Level I         less than 1.00 to 1.00 and better than BBB- or Baa3   37.5 bps       52.5 bps           12.5 bps
Level II     1.0 or greater but not to exceed 1.25 and BBB- or Baa3   57.5 bps       72.5 bps           17.5 bps
Level III                  greater than 1.25 but not to exceed 1.75     75 bps       90.0 bps           20.0 bps
Level IV                   greater than 1.75 but not to exceed 2.00     90 bps      105.0 bps           25.0 bps
Level V                    greater than 2.00 but not to exceed 2.25    105 bps      120.0 bps           30.0 bps
Level VI                   greater than 2.25 but not to exceed 2.60    125 bps      140.0 bps           30.0 bps
===================================================================  ==========  ===============  ==================

                                         SCHEDULE 1.55

                                          Guarantors

DRHI, Inc., a Delaware corporation
D.R. Horton, Inc. - Minnesota, a Delaware corporation
Meadows I, Ltd., a Delaware corporation
Meadows II, Ltd., a Delaware corporation
Meadows IX, Ltd., a New Jersey corporation
Meadows X, Ltd., a New Jersey corporation
D.R. Horton Denver Management Company, Inc., a Colorado corporation
D.R. Horton Management Company, Ltd., a Texas limited partnership
D.R. Horton, Inc. - Sacramento, a California corporation
D.R. Horton Sacramento Management Company, Inc., a California corporation
D.R. Horton Los Angeles Holding Company, Inc., a California corporation
D.R. Horton, Inc. - Albuquerque, a Delaware corporation
D.R. Horton, Inc. - Birmingham, an Alabama corporation
D.R. Horton, Inc. - Denver, a Delaware corporation
D.R. Horton, Inc. - Greensboro, a Delaware corporation
D.R. Horton, Inc. - New Jersey, a New Jersey corporation
D.R. Horton Los Angeles Management Company, Inc., a California corporation D.R. Horton San Diego Holding Company, Inc., a California corporation
D.R. Horton San Diego Management Company, Inc., a California corporation D.R. Horton-Texas, Ltd., a Texas limited partnership
DRH Construction, Inc., a Delaware corporation
SGS Communities at Grande Quay, L.L.C., a New Jersey limited liability company D.R. Horton, Inc. - Torrey, a Delaware corporation
S.G. Torrey Atlanta, Ltd., a Georgia corporation
C. Richard Dobson Builders, Inc., a Virginia corporation
Land Development, Inc., a Virginia corporation
Continental Homes of Florida, Inc., a Florida corporation
KDB Homes, Inc., a Delaware corporation
Continental Homes, Inc., a Delaware corporation
L&W Investments, Inc., a California corporation
Continental Ranch, Inc., a Delaware corporation
CHTEX of Austin, Inc., a Delaware corporation
CH Investments  of Texas II,  Inc.,  a Delaware  corporation
CHI Construction Company, an Arizona company
Continental Homes of Austin, L.P., a Texas limited partnership
Continental Homes of San Antonio, L.P., a Texas limited partnership Continental Homes of Dallas, L.P., a Texas limited partnership
DRH New Mexico Construction, Inc., a Delaware corporation
DRH Tucson Construction, Inc., a Delaware corporation